Exhibit 10.5

Certain confidential information contained in this document, marked by [***], has been omitted because such information is both not material and is the type that the Company customarily and actually treats that as private or confidential.

LEASE

This LEASE (“Lease”) is dated as of June 6, 2018 (the “Commencement Date”) and is by and between Alcoa USA Corp., a Delaware corporation, 201 Isabella Street, Ste. 500, Pittsburgh, Pennsylvania 15212, (“Landlord”) and Dory Creek, LLC, a Texas limited liability company, with an office at 2121 W Chandler Blvd, Suite 112 Chandler, AZ 85224 (“Tenant”). Tenant and Landlord are collectively referred to as the “Parties”.

W I T N E S S E T H:

ARTICLE 1

Premises, Term, Rent, Security Deposit, Lease Extension

1.01.       Landlord is the owner of certain real property, buildings, infrastructure and electric delivery facilities located in Milam County, Texas (the “Alcoa Property”), including the site of the Landlord’s former Rockdale smelter facility. Landlord has agreed to lease to Tenant, and Tenant has agreed to lease from Landlord, a certain portion of Landlord’s real property and improvements located thereon, all as described herein.

1.02.       Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the real property and personal property more particularly described in Exhibit A-1 attached hereto (the “Land”), certain existing buildings and improvements located on the Land (the “Buildings”) as more particularly described in Exhibit A-2 and a certain portion of Landlord’s existing electric power delivery network (the “Private User Network” or “PUN”) as more particularly described in Exhibit A-3 (excluding, however, certain electric power delivery facilities and equipment retained by Landlord (“Landlord’s PUN Equipment”) and underground rights or air rights except as expressly set forth herein). The Land, Buildings and the PUN are sometimes referred to collectively herein as the “Premises”. The Tenant’s use of the Premises as exclusive or non-exclusive is more specifically designated and detailed in Exhibits attached hereto. Tenant is further granted the non-exclusive right to use certain common areas (the “Common Areas”) as more particularly described on Exhibit A-4 attached hereto, and as further referenced in Article 39 hereof and certain portions of Landlord’s PUN Equipment. Common Areas and the Landlord’s PUN Equipment are also used by Landlord and may be used by other tenants of Landlord, current and future; provided, however, that out of the total electric delivery capacity of the Landlord’s PUN Equipment (the “Total Electric Capacity”), the maximum name plate rating of power transformers [***] and [***] of [***] megawatts and circuit [***] of [***] megawatts for a total of 584 megawatts shall be reserved for Tenant’s use of the Landlord’s PUN Equipment pursuant to the provisions of this Lease (the “Tenant’s Share of Total Electric Capacity”). The Common Areas which are to be maintained by Tenant, and the usage fees to be paid for use by Tenant as additional rent, are stated in Exhibit A-4 and Section 39.02.

1.03.       (a)       Landlord shall continue to have access to all roads throughout the Premises, and any outdoor space, on an as needed basis to continue to perform work in accordance with Section 3.01. Landlord reserves to itself the right, from time to time, to grant such easements, rights, restrictions and dedications that Landlord deems necessary or desirable for management of the Alcoa Property, and to cause the recordation of the same, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with Tenant’s use of the Premises pursuant to this Lease. Upon request by Landlord, Tenant shall execute any of the aforementioned documents, and failure to do so shall constitute a material default of this Lease by Tenant.

(b)       Landlord shall continue to have access to the Premises’ courtyards and the equipment, facilitates, and infrastructure adjacent thereto to perform demolition activities until January 1, 2020. Tenant agrees to cooperate with Landlord, at no material cost to Tenant to help facilitate the completion of such work. The Tenant and Landlord will work together to reasonably minimize the impact of the work on the

Tenant’s and Landlord’s operations.

1.04.       The initial term of this Lease (“Initial Term”), for which the Premises are hereby leased, shall commence on the Commencement Date and shall end on the last day of the month in which occurs the day preceding the expiration of seven (7) years after the Commencement Date, which ending date is hereinafter called the “Expiration Date”, or shall end on such earlier date upon which said term may expire or be cancelled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law or shall end on such later date upon which said term may be extended pursuant to any of the conditions or covenants of this Lease.

1.05.       Except as expressly set forth in this Lease, Tenant shall have no right to enter or occupy the Premises until the Commencement Date, provided that Tenant has furnished Landlord with copies of those certain documents as specified in Exhibit B. Except as otherwise provided herein, any entry prior to the Commencement Date, as hereinafter defined, shall be subject to the express written consent of Landlord and subject to all of the terms and provisions of this Lease; provided further that no such early entry shall operate to change the Commencement Date or the Expiration Date provided for herein.

1.06.       Upon execution hereof, Tenant has paid Landlord a lump sum rent in the amount of [***] for the period from the Commencement Date through December 31, 2018 (the “Preliminary Period”). The rents payable by Tenant under this Lease, for the balance of the Initial Term, shall be and consist of:

(a)       Fixed Rent. From January 1, 2019 to and including December 31, 2019 (the “First Rent Period”), Tenant shall pay fixed rent in the initial amount of [***] per year (“Initial Rent”), which shall be payable in twelve equal monthly installments of [***] payable in advance on the first (1st) day of each and every calendar month in the First Rent Period. From the termination of the First Rent Period through the balance of the Initial Term, and subject to the escalation provided in Section 1.06(b), Tenant shall pay fixed rent in the amount of [***] per year, which shall be payable in initial equal monthly installments of [***] for the remaining Initial Term (collectively “Fixed Rent”). Fixed Rent is payable in advance on the first (1st) day of each and every calendar month, except that Tenant shall pay the first (1st) monthly installment of Fixed Rent at least one (1) business day prior to the end of the First Rent Period.

(b)       Escalation of Fixed Rent. Commencing on January 1, 2021, and on each January 1 during the Initial Term, annual Fixed Rent shall increase by [***]. If applicable, on each January 1 during the Extension Term (as defined below), annual Fixed Rent shall increase by the greater of [***] or [***], not to exceed [***] in any single year, between (a) the first month and (b) the eleventh month, during the previous year. The “CPI” shall be defined as the Index, for Consumer Price Index for All Urban Consumers (CPI-U) for the South, issued by the Bureau of Labor Statistics for the U.S. Department of Labor; or if the index is no longer published, the index for consumer prices in such city most closely comparable to said index. The annual adjustment to Fixed Rent is self-operative, but Landlord will annually notify Tenant of the escalated Fixed Rent for each new year, and the applicable monthly installments for payment of the escalated Fixed Rent.

(c)       Additional Rent. Additional rent consists of all other sums of money as shall be required to be paid by Tenant to Landlord pursuant to this Lease (whether or not designated as “additional rent”), all to be paid to Landlord at Landlord’s office, or such other place, or to such agent and at such place, as Landlord may designate by notice to Tenant, in lawful money of the United States of America. Such payment of rent shall be in cash or by check (drawn upon a bank whose principal office is located within the continental United States of America), subject to collection. Landlord shall have the same remedies for any default in the payment of additional rent as for a default in the payment of Fixed Rent.

1.07.       Tenant shall pay the Fixed Rent and additional rent herein reserved promptly as and when the same shall become due and payable, without demand therefor and without any abatement, deduction or set-off whatsoever except as expressly provided in this Lease. Tenant’s obligation to pay Fixed Rent and additional rent under this Lease shall not be affected by, nor shall the rent abate or be diminished, reduced, rebated or refunded on account of any, want of repair, destruction or damage to the Premises or the Improvements, regardless of the cause or extent of them, or for any inconvenience, discomfort, interruption of business, or otherwise, arising from the making of alterations, changes, additions or repairs to the Premises or the Improvements, or because of any present or future governmental laws, ordinances, requirements, orders, directives, rules or regulations, or for any other cause or reason.

1.08.       If Tenant shall fail to pay all or any part of any installment of Fixed Rent or additional rent for more than five (5) business days after written notice that the same has not been paid, Tenant shall pay as additional rent hereunder to Landlord a late charge of [***] which shall not have been paid to Landlord within such five (5) business day period.

1.09.       In every case in which Tenant is required by the terms of this Lease to pay to Landlord a sum of money (other than a late charge) and payment is not made within ten (10) days after written notice that the sum has not been paid, Tenant shall pay, as additional rent hereunder, interest on such sum or so much thereof as shall be unpaid from the date it becomes due until it is paid. Such interest shall be computed at a rate which shall be [***]; provided, however, that in no event shall such interest be in excess of the highest rate of interest which shall from time to time be permitted under the laws of the State of Texas to be charged on late payments of sums of money due pursuant to the terms of a lease.

1.10.       The late charge and the interest payable pursuant to this Article shall be (i) payable within ten (10) days of Tenant’s receipt of Landlord’s bill therefor and (ii) without prejudice to any of Landlord’s rights and remedies hereunder at law or in equity for nonpayment or late payment of rent or other sum and in addition to any such rights and remedies.

1.11.       If all or any part of the Fixed Rent or additional rent shall at any time become uncollectible, reduced or required to be refunded by virtue of any rules, regulations, orders, laws or ordinances, then for the period prescribed thereby Tenant shall pay to Landlord the maximum amounts permitted pursuant thereto. Upon the expiration of the applicable period of time during which such amounts shall be uncollectible, reduced or refunded, Tenant shall pay to Landlord as additional rent, within fifteen (15) days after demand, all such uncollected, reduced or refunded amounts that would have been payable for the period absent such rules, regulations, orders, laws or ordinances; provided, however, that the retroactive collection thereof shall then be lawful.

1.12.       Reserved.

1.13       Tenant shall provide to Landlord a clean, irrevocable stand-by letter of credit as security for the performance of the obligations of Tenant hereunder (together with any renewal or replacement thereof in accordance herewith, the “Letter of Credit”). Tenant shall provide the Letter of Credit, prior to occupying the Premises, in the amount of [***]. Any Letter of Credit delivered hereunder shall comply with the following requirements:

(a)       The Letter of Credit (i) shall be irrevocable and shall be issued by a commercial bank reasonably acceptable to Landlord that has an office in Texas that accepts requests for draws on the Letter of Credit, (ii) shall require only the presentation to the issuer of a certificate of the holder of the Letter of Credit stating that Landlord is entitled to draw on the Letter of Credit pursuant to the terms of the Lease, (iii) shall be payable to Landlord or its successors in interest as the Landlord and shall be freely transferable without cost to any such successor or any lender holding a collateral assignment of Landlord’s interest in the Lease, (iv) shall be for an initial term of not less than one year and contain a provision that such term shall be automatically renewed for successive one-year periods unless the issuer shall, at least ninety (90) days prior to the scheduled expiration date, give Landlord notice of such nonrenewal, and (v) shall otherwise be in form and substance reasonably acceptable to Landlord. Notwithstanding the foregoing, the term of the Letter of Credit for the final period shall be for a term ending not earlier than the date thirty (30) days after the last day of the Term (as defined herein). In the event that the issuer ceases to be reasonably acceptable to Landlord, due to a deterioration in its financial condition or change in status that threatens to compromise Landlord’s ability to draw on the Letter of Credit as determined in good faith by Landlord, then Tenant shall provide a replacement Letter of Credit from an issuer satisfying the terms of this Exhibit within thirty (30) days after Landlord’s notice of such event.

(b)       Landlord shall be entitled to draw upon the Letter of Credit for its full amount or any portion thereof if (a) Tenant shall fail to perform any of its obligations under the Lease after the expiration of any applicable notice and cure period, or fail to perform any of its obligations under the Lease and transmittal of a default notice or the running of any cure period is barred or tolled by applicable law, or fail to perform any of its obligations under the Lease and any applicable notice and cure period would expire after the expiration of the Letter of Credit, or (b) not less than thirty (30) days before the scheduled expiration of the Letter of Credit, Tenant has not delivered to Landlord a new Letter of Credit in accordance with this Section 1.13. Without limiting the generality of the foregoing, Landlord may, but shall not be obligated to, draw on the Letter of Credit from time to time in the event of a bankruptcy filing by or against Tenant and/or to compensate Landlord, in such order as Landlord may determine, for all or any part of any unpaid rent, any damages arising from any termination of the Lease in accordance with the terms of the Lease, and/or any damages arising from any rejection of the Lease in a bankruptcy proceeding commenced by or against Tenant. Landlord may, but shall not be obligated to, apply the amount so drawn to the extent necessary to cure Tenant’s failure.

(c)       Any amount of the Letter of Credit drawn in excess of the amount applied by Landlord to cure any such failure shall be held by Landlord as a cash security deposit for the performance by Tenant of its obligations under the Lease. Any cash security deposit may be mingled with other funds of Landlord and no fiduciary relationship shall be created with respect to such deposit, nor shall Landlord be liable to pay Tenant interest thereon. If Tenant shall fail to perform any of its obligations under the Lease, Landlord may, but shall not be obliged to, apply the cash security deposit to the extent necessary to cure Tenant’s failure. After any such application by Landlord of the Letter of Credit or cash security deposit, as the case may be, Tenant shall reinstate the Letter of Credit to the amount originally required to be maintained under the Lease, upon demand. Provided that Tenant is not then in default under the Lease, and no condition exists or event has occurred which after the expiration of any applicable notice or cure period would constitute such a default, within thirty (30) days after the expiration or sooner termination of the Term the Letter of Credit and any cash security deposit, to the extent not applied, shall be returned to the Tenant, without interest.

(d)       In the event of a sale of the Buildings or lease, conveyance or transfer of the Buildings, Landlord shall transfer the Letter of Credit or cash security deposit to the transferee. Upon such transfer, the transferring Landlord shall be released by Tenant from all liability for the return of such security, and Tenant agrees to look to the transferee solely for the return of said security. The provisions hereof shall apply to every transfer or assignment made of the security to such a transferee. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Letter of Credit or the monies deposited herein as security, and that neither Landlord nor its successors or assigns shall be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance.

1.14       The Tenant is hereby granted the option, to be exercised as hereinafter provided, to extend the term of this Lease for two (2) successive periods of five (5) years each following the Initial Term set forth in Article 1 (each such period being herein referred to as an "Extension Term") upon condition that at the date of exercise with respect to, and at the date or commencement of each, such Extension Term there is no default by Tenant in the performance of any of its obligations under this Lease. Such periods shall be consecutively successive (Initial Term and Extension Term, collectively referred to as “Term”).

1.15       Each Extension Term shall be upon the same terms and conditions as provided in this Lease for the Initial Term, unless specifically provided otherwise, except there shall be no privilege to extend the term of this Lease for any period or time beyond the expiration of the last Extension Term above specified, and noting, for the avoidance of doubt, that the Fixed Rent during each year shall continue to adjust as set forth in Section 1.06.

1.16       The Tenant, if it elects to exercise its option to renew, shall do so by written notice delivered to Landlord at least nine (9) months prior to the date or expiration of the then current term. Upon such exercise this Lease shall be deemed to be extended without the execution or any further lease or other instrument.

ARTICLE 2

Use

2.01.       The Premises shall be used for the following, but for no other purpose: operation of a blockchain data processing software and hardware center (“Data Center”), office use related to the Data Center, and a technology repair facility related to the Data Center, all strictly in accordance with current governmental laws and regulations as of the date hereof and throughout the Term of the Lease (hereinafter “Use”).

2.02.       The Premises shall be used and occupied for the sole purpose of the Use. If Tenant maintains the same Use, but desires to change its operations in a manner that could impact the environment or any discharge or emission therefrom, or require an environmental permit or approval, the Tenant shall obtain Landlord’s advance written consent to any such proposed change prior to implementation which consent shall not be unreasonably withheld or delayed. The Tenant will cooperate with Landlord, at no material cost to Tenant, with respect to Tenant’s power consumption at the facility and the potential expansion, maintenance, replacement or reorganization of the PUN or Landlord’s PUN Equipment. For the avoidance of doubt, any downtime of Tenant’s operations incurred by Tenant during the work as described in this Section 2.02 shall not be considered a cost to the Tenant for the purposes of this section. Landlord will provide Tenant reasonable notice of any potential expansion, maintenance, replacement or reorganization of the PUN or Landlord’s PUN Equipment and the parties will work together to seek to reasonably minimize the disruption of the delivery of electricity during such work. Tenant shall not do or permit anything to be done in or about the Premises which will cause the Premises to be used for any unlawful purpose. Tenant shall not do, permit or suffer in, on, or about the Premises, the commission of any waste or nuisance in any material respect. Tenant shall not in the reasonable judgment of Landlord impair, interfere with or otherwise diminish the quality of the Premises. During the Term of this Lease, Tenant shall at all times comply with the Excavation Restriction defined below, and shall be responsible for any costs, fees or damage incurred by Landlord in breach of such restriction. For purposes of the Lease, “Excavation Restriction” means Tenant shall not construct, drill, core, excavate, or disturb the subsurface of the Premises, including without limitation any buildings within the Premises, without the prior written consent of Landlord.

2.03.       Tenant shall not use or permit the use of the Premises or any part thereof in any way which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or of any current applicable restrictions of record recorded against the Land in Milam County, Texas, or for any unlawful purposes, or in any unlawful manner or in violation of governmental regulations for the Premises.

ARTICLE 3

Condition of the Premises

3.01.       (a)       Subject to Section 1.05, Tenant may immediately occupy the Buildings set forth in Paragraph 1 of Exhibit C attached to this Lease. Landlord will, at Landlord’s cost and sole discretion, complete certain work at the Premises in accordance with Paragraphs 2 and 3 of Exhibit C prior to the time the Tenant may occupy the remaining Buildings (collectively “Landlord’s Work”). Except as set forth in Exhibit C and this Lease, Landlord shall not be obligated or required to do any additional modification or maintenance to the Premises during the Term of this Lease. Except as provided for herein, Landlord shall not be responsible for any delays in completing Landlord’s Work and Tenant hereby releases Landlord from any Losses resulting from such delays including direct, indirect, punitive, consequential, special or incidental damages. Prior to the Commencement Date, upon prior written approval of Landlord, such consent not to be unreasonably withheld, delayed or conditioned, Tenant may access certain areas of the Premises to begin staging, prepping and planning activities related to Tenant’s Use.

(b)       In the event Landlord is delayed or unable to complete Landlord’s Work in accordance with Article 3.01(a), and Exhibit C prior to the end of the First Rent Period, Tenant shall continue paying Fixed Rent at the Initial Rent rate until such time as Landlord’s Work is complete.

3.02.       In accordance with Article 12, all installations, facilities, materials and work which may be undertaken by or for the account of Tenant to prepare, equip, decorate and furnish the Premises for Tenant’s occupancy and Use, shall be completed by Tenant at Tenant’s expense (“Tenant’s Work”). Tenant may complete Tenant’s Work, at Tenant’s sole cost and expense; however, Tenant’s Work must be coordinated in advance and approved by Landlord in writing. Tenant will submit written plans and specifications thirty (30) days in advance of such activity to Landlord. Such notice will contain sufficient detail of Tenant’s Work. Tenant will be responsible for all permits and approvals related to Tenant’s Work. Notwithstanding the above, Tenant’s Work described on Exhibit D is hereby approved. This Lease is contingent on Tenant obtaining, at its own cost and expense, all permits, licenses and consents necessary for its Use of the Premises. Provided it is at no cost or expense to Landlord, Landlord shall assist Tenant in obtaining all required permits, licenses and consents by providing information, documents and assistance as necessary in order for Tenant to obtain such permits. It is Tenant’s responsibility to determine what permits are necessary for its Use and operations at the site.

3.03.       No Representation or Warranties. TENANT SPECIFICALLY ACKNOWLEDGES THAT TENANT IS LEASING THE PROPERTY ON AN "AS IS, WITH ALL FAULTS" BASIS AND THAT TENANT WILL HAVE AN OPPORTUNITY TO INSPECT THE PREMISES PRIOR TO THE COMMENCEMENT DATE AND THAT TENANT IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM LANDLORD, ITS AGENTS, OR REPRESENTATIVES AS TO ANY MATTERS CONCERNING THE PREMISES, INCLUDING WITHOUT LIMITATION: (i) the quality, nature, adequacy and physical condition of the Premises and any improvements thereon, including, but not limited to, the structural elements, foundations, roofs, floors, appurtenances, access, landscaping, parking facilities, and the electrical, mechanical, HVAC, plumbing, sewage, and utility systems, facilities and appliances; (ii) the quality, nature, adequacy, and physical condition of soils, geology and any groundwater; (iii) the existence, quality, nature and adequacy of any utilities available to the Premises; (iv) the Premises’ use, habitability, merchantability, or fitness, suitability, value, or adequacy for any particular purpose; (v) the zoning or other legal status of the Premises or any other public or private restrictions on use of the Premises; (vi) the compliance of the Premises or its operation with any applicable codes, laws, permits, regulations, statutes, ordinances, covenants, conditions and restrictions of any governmental or quasi-governmental entity or of any other person or entity; (vii) the presence or removal of Hazardous Substances in, on, under, or about the Premises or the adjoining or neighboring properties; (viii) the quality of any labor and materials used in any improvements on the Premises; (ix) the condition of title to the Premises; (x) the leases, service contracts, or other agreements affecting the Premises; and (xi) the economics of the operation of the Premises for any purpose.

LANDLORD HEREBY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED REGARDING THE PREMISES.

ARTICLE 4

When Premises Ready for Occupancy

4.01       Each Building will be ready for occupancy by Tenant in accordance with Exhibit C, or as otherwise agreed by the Parties, including partial occupancies.

4.02.       If the occurrence of the conditions set forth in Section 4.01 hereof, and thereby the making of the Premises ready for occupancy, shall be delayed due to any act or omission of Tenant or any of its employees, agents or contractors; (each, a “Tenant Delay”), and such delay shall have been unavoidable by Landlord in the exercise of reasonable diligence and prudence, the Premises shall be deemed ready for occupancy on the date when they would have been ready but for such delay.

4.03.       If and when Tenant shall take actual possession of the Buildings, it shall be conclusively presumed that the same were in satisfactory condition as of the date of such taking of possession.

ARTICLE 5

Taxes

5.01.       Tenant shall, as additional rent, pay and discharge punctually when billed and before any fine, penalty, interest or cost may be added, 100% percent (“Tenant’s Share”), of all taxes, assessments, payments in lieu of tax, water and sewer rents, rates and charges, occupancy or rent tax, levies, license and permit fees and all other governmental impositions and charges of every kind and nature whatsoever, extraordinary as well as ordinary, foreseen and unforeseen, which shall be charged, levied, laid, assessed, imposed upon, become due and payable out of or in respect of, or become liens upon the whole or any part of the Premises designated for Tenant’s exclusive use, including the Land, Buildings, improvements or Tenant’s personal property, together with all interest and penalties, under all present or future laws, ordinances, requirements, orders, directives, rules or regulations or the federal, state, county, and city governments and of all other governmental authorities whatsoever (the “Taxes”). Tenant shall not directly contact the local, or state taxing authority without the prior consent of Landlord. Tenant shall not be responsible for any item that would otherwise be “Taxes” hereunder, but that is being assessed for items occurring outside the lease Term; it being the intent of the parties that the phrase “Taxes” which are payable by Tenant should be directly tied to Tenant’s lease of the Premises and the time periods applicable thereto.

5.02       If, for purposes of ad valorem tax purposes, the Premises are rendered by applicable taxing authority in connection with, or as part of, other real property owned by Landlord, Tenant’s Share of Taxes shall be reasonably apportioned by Landlord so that all Taxes related to the Premises are paid by Tenant. Landlord may, at Landlord’s discretion, request that applicable taxing authority render the Premises separately from the balance of the Alcoa Property as a means of determining Taxes attributable to the Premises and payable by Tenant.

5.03       Nothing in this Lease otherwise contained shall require Tenant to pay any of the following taxes or governmental impositions which shall be imposed against Landlord by any governmental authority, whether federal, state, county, city, municipal, or otherwise, to wit: (i) any estate, inheritance, devolution, succession, transfer, legacy or gift tax, which may be imposed upon or with respect to any transfer of any interest of Landlord in the Premises; (ii) any capital stock tax or other tax imposed against Landlord for the privilege of franchise of doing business as a corporation or for the transfer of any stock in such corporation or as a partnership, general or limited, or any other entity; (iii) any income tax levied upon or against the income of Landlord, including any rental income derived by Landlord from the Premises; (iv) in the event that Landlord or any agent of Landlord shall occupy space in the Premises for the conduct of Landlord’s business, any occupational, license, or other tax imposed with respect to such occupancy or the conduct of Landlord’s business in such space; (v) any gross receipts tax levied against rent or other income of Landlord.

5.04.       Tenant shall be deemed to have complied with the covenants of this Article if the Taxes are paid before any fine, penalty, interest or cost may be added to them. Upon payment, Tenant shall produce and exhibit to Landlord satisfactory evidence of payment without Landlord’s request.

ARTICLE 6

Services or Utilities

6.01.       Tenant shall pay and discharge punctually all charges for water and any and all other services or utilities furnished to the Premises, the improvements, or the occupants of them, including but not limited to: (i) construction and capital improvements of any additional infrastructure or utilities; (ii) Buildings repairs; (iii) installation of additional equipment; (iv) any permitting required by law with respect to the Use of the Premises by Tenant; (v) contracting with power supplier(s); or (vi) Use of the Premises by Tenant.

6.02.       (a)       Except during the Preliminary Period as provided for in Section 6.11 of this Lease, Tenant shall arrange for and pay for all electricity and natural gas consumed at the Premises and Tenant will open an account with the provider and pay bills for usage on the Premises directly.

(b)       In the event that the Expiration Date or other termination of this Lease shall be a day other than the last day of a year used for calculations hereunder, then in such event, in applying the provisions of this Article with respect to any year in which such event shall have occurred, appropriate adjustments shall be made to reflect the occurrence of such event on a basis consistent with the principles underlying the provisions of this Article taking into consideration the portion of such year which shall have elapsed prior to the date of such event.

(c)       Payments shall be made pursuant to this Article notwithstanding the fact that a utility statement is furnished to Tenant after the expiration of the Term of this Lease.

6.03.       Landlord shall not be liable in any way (other than the willful misconduct or gross negligence of Landlord, its employees or agents) to Tenant for any failure or defect in supply or character of electric current or natural gas furnished to the Premises.

6.04.       Except during the Preliminary Period as provided for in Section 6.11 of this Lease, Landlord will reserve for Tenant, and Tenant shall pay for as part of the rental payment, as a condition and incident of tenancy, potable water and sanitary waste capacity (including the water itself) based upon the number of Tenant’s employees as shown in Table 6.04 below:

Table 6.04

Total Number of Employees	Potable Water and Sanitary Waste
Capacity Reservation Rent

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

[***]	[***]

Each additional increment of [***]	[***] increase

Potable Water and Sanitary Waste Reservation Rent will increase annually by CPI as defined in Section 1.06(b). Potable water and sanitary wastes capacity supplied under this Section 6.04 shall be explicitly for domestic uses only and may not be used for any process purpose or process consumption. Tenant shall have access to potable water and sanitary waste capacity on the Land or in the Buildings on an “as is, where is” basis. Reservation Rent will be based upon the maximum number of Tenant’s employees at the beginning of each month.

6.05.       Except during the Preliminary Period, and as provided for in Section 6.11 of this Lease, Landlord will reserve for Tenant, and Tenant shall pay for as part of the rental payment, as a condition and incident of tenancy, non-potable treated water, untreated groundwater, or untreated surface water for process purposes or process consumption (including the water itself) based upon reserved capacity as defined in Table 6.05 below:

Table 6.05

Reserved Capacity	Non-Potable Treated Water,
Untreated Groundwater, and
Untreated Surface Water
Reservation Rent

Non-Potable Treated Water	$[***]

Untreated Groundwater	$[***]

Untreated Surface Water	$[***]

Non-Potable Treated Water, Untreated Groundwater, and Untreated Surface Water Reservation Rent will increase annually by CPI as defined in Section 1.06(b). Tenant shall have access to Non-Potable Treated Water, Untreated Groundwater, and Untreated Surface Water on the Land or in the Buildings on an “as is, where is” basis only. Tenant will be responsible for any additional treatment or delivery to Tenant’s facilities. Delivery of Non-Potable Treated Water, Untreated Groundwater, and Untreated Surface Water Reservation Rent will be based upon the Tenant’s declaration of use at the beginning of each calendar month. In the event that the Tenant desires additional reservation more than the monthly declared amount, Landlord will determine at it sole discretion if the utility is available. Any amount in excess of the declared utility amount will be billed at ten times the reserved rate. The Parties agree that the additional amount charged for the excess usage is not a penalty but liquidated damages for the unanticipated costs and adverse conditions imposed upon Landlord by the excess demand placed by the excess usage upon the facilities of Landlord, short-term and long-term, including physical, inchoate, administrative, operational, and transactional costs or other adverse impacts on Landlord. Tenant may not discharge or blowdown Non-Potable Treated Water, Untreated Groundwater or Untreated Surface Water from Tenant’s facilities at any time.

6.06       Except during the Preliminary Period as provided for in Section 6.11 of this Lease, Landlord will reserve for Tenant, and Tenant shall pay for as part of the Fixed Rent payment, as a condition and incident of tenancy, Tenant’s Share of the Total Electric Capacity utilizing the Landlord’s PUN Equipment electric delivery facilities which are interconnected to the local electric transmission and distribution service provider (but not including the electricity itself, which Tenant shall separately purchase as provided in Section 6.02(a)). Tenant shall have access to the Premises and Tenant’s Share of the Total Electric Capacity on the Land or in the Buildings on an “as is, where is” basis only. Tenant will be responsible for any additional electric delivery capacity necessary to deliver electricity to Tenant’s facilities in excess of the Tenant’s Share of Total Electric Capacity over the Landlord’s PUN Equipment. As set forth in Section 6.12 of this Lease, Tenant shall be responsible for the operation, maintenance, repair, and replacement of the PUN electric delivery facilities set forth in Exhibit A-3. Tenant acknowledges and agrees that: the Fixed Rent would be significantly higher but for Section 6.12; the electric power consumption associated with Tenant’s operations involves unusual circumstances, usage, or load characteristics; and it is prudent for the Parties to have Tenant accept such responsibility under Section 6.12 because of Tenant’s specialized knowledge of the power consumption associated with Tenant’s operations.

6.07       (a)       Landlord and Tenant, on or before November 1, 2018, shall agree on the capacity to be provided as contemplated by Sections 6.04, 6.05, and 6.06 (“Landlord Capacity”) but Landlord does not guarantee or warrant that Landlord Capacity will not fail or be interrupted or that the quality of same will not vary or fluctuate. Tenant is responsible for installing and maintaining such devices and equipment as may be necessary or reasonable to protect Tenant’s equipment or processes during abnormal events regarding Landlord Capacity.

(b)       Landlord shall make reasonable efforts to re-establish Landlord Capacity with minimum of delay when failures, interruptions, or quality variations or fluctuations occur. However, Landlord shall not be liable for direct or consequential damages resulting from failures, interruptions, or quality variations or fluctuations occasioned by causes reasonably beyond the control of Landlord, including, but not limited to, acts of God or public enemy, sabotage and/or vandalism, accidents, fire, explosion, labor troubles, strikes, order of any court or judge granted in any bona fide adverse legal proceedings or action, or any order of any commission, tribunal or governmental authority having jurisdiction or, without limitation by the preceding enumeration, any other act or thing due to causes beyond Landlord’s reasonable control, or to the negligence of Landlord, its employees, or contractors, whether sole or joint and concurrent with the negligence of Tenant or third parties, except to the extent the damages are occasioned by the gross negligence or willful misconduct of Landlord.

(c)       For claims resulting from failures, interruptions or quality variations or fluctuations occasioned in whole or in part by gross negligence or willful misconduct of Landlord or it agents, Landlord shall be liable only for that portion of the damages arising from personal injury, death of persons, or costs of necessary repairs to or replacement of equipment proximately caused by the grossly negligent acts of Landlord or it agents. Landlord shall not be liable in any event for consequential damage.

(d)       Landlord may, without notice (however, Landlord will attempt to provide as much notice as reasonably practical in the circumstances to Tenant) and without liability to Tenant, interrupt Landlord Capacity to Tenant when in Landlord’s sole judgement such interruption: (i) will prevent or alleviate an emergency threatening to disrupt the operation of Landlord’s facilities that are utilized in the provision of the Landlord Capacity; or (ii) will lessen or remove possible danger to life or property; or (iii) will aid in the restoration of Landlord Capacity; or (iv) it is required to make necessary repairs to or changes in Landlord’s facilities that are utilized in the provision of the Landlord Capacity. In the event of a nonemergency situation, Landlord will provide Tenant with at least 5 calendar days notice prior to interrupting Landlord Capacity to Tenant if such disturbance is within Landlord’s control.

(e)       Tenant shall install, operate, and maintain such protective equipment and devices, and implement such procedures and practices, as may be reasonable or necessary to protect Tenant’s property, equipment, processes, or activities during occurrences of abnormal Landlord Capacity. Tenant shall maintain such equipment and devices in good operating condition, and otherwise install, operate, and maintain Tenant’s property and equipment in an entirely safe and reasonably efficient manner and in full compliance with applicable law. Landlord neither assumes nor accepts any duty or responsibility for the inspection of the Tenant’s apparatus, machinery, equipment, or operations and shall not be responsible therefor, nor does Landlord accept any liability due to the initiation or continuation of Landlord Capacity to Tenant.

(f)       Tenant assumes full responsibility for the Landlord Capacity received and used by Tenant upon the Premises, and will protect, indemnify, and save Landlord harmless from all claims for injury, including death, or damage to persons or property occurring upon the Premises, even if due to Landlord’s negligence, whether sole or joint and concurrent with the negligence of Tenant or third parties, occasioned by such Landlord Capacity, except to the extent of (x) claims resulting from the gross negligence or willful misconduct of Landlord or (y) claims caused by another tenant of Landlord or any persons under the control of such tenant.

(g)       When an interruption in Landlord Capacity occurs, it shall be the responsibility of the Tenant to determine that the interruption is not caused by a fault or defect in Tenant’s property, equipment, processes, or activities before notifying Landlord of the interruption.

(h)       Landlord Capacity will be measured as necessary by meters or monitoring equipment selected, installed, tested, owned, operated, and maintained by Landlord. Tenant shall not take any actions that affect the accuracy of such equipment during the Term of this Lease. Landlord will give reasonable advance notice of all tests, inspections, maintenance, or alteration of any metering and monitoring equipment to Tenant so that representatives of Tenant may be present. Meter and monitoring records will be provided to Tenant upon its reasonable request. Tenant may install check meters with regard to the Landlord Capacity as long as such check meter installation and operation does not interfere with or affect the accuracy of Landlord’s metering or monitoring equipment. Tenant will give reasonable advance notice of all tests, inspections, maintenance, or alteration of any check metering equipment to Landlord so that representatives of Landlord may be present. Check meter records will be provided to Landlord upon its reasonable request.

6.08       Landlord or its successor(s) reserves the right to establish a Municipal Utility District (“MUD”), Municipal Management District (“MMD”), or equivalent which would include the facilities and capacity subject to this Lease, provided that such MUD, MMD, or its equivalent: (i) will not relieve Landlord from its obligation to provide the services under Sections 6.04, 6.05, and/or 6.06 unless the facilities and capacity therefor are owned and operated by such MUD, MMD, or its equivalent; (ii) is not expected to materially increase Tenant’s overall costs for the type of services under Sections 6.04, 6.05, and/or 6.06 except to the extent allowed or required by applicable law; or (iii) is not expected to materially affect the nature, quality, or reliability of the types of services under Sections 6.04, 6.05, and/or 6.06 except to the extent allowed or required by applicable law. Tenant agrees that, if such a MUD, MMD, or equivalent is created Tenant hereby agrees to take service from such MUD, MMD, or equivalent. Tenant hereby represents, warrants, covenants, and agrees it will exercise any election, vote, or other consent, and will take all actions necessary or appropriate, for the establishment of such a MUD, MMD, or equivalent. The Parties recognize and agree that such a MUD, MMD, or equivalent, is allowed to and may charge rates, fares, tolls, charges, rents, or other fees or compensation for the facilities and capacity and the Parties’ use of the facilities and capacity that are different in structure or design from the costs incurred by Tenant under this Agreement. Sections 6.04, 6.05, 6.06, and/or 6.07 of this Lease will terminate on the date of termination specified in notice by Landlord to Tenant after the establishment of such a MUD, MMD, or equivalent. Notwithstanding the foregoing, and without otherwise limiting the foregoing with respect to services under Sections 6.04 and 6.05, the Parties do not expect electric delivery capacity under Section 6.06 to be included as part of the MUD, MMD, or equivalent but the Parties recognize and agree that it may be appropriate or advantageous to do so, and therefore inclusion of said electric delivery capacity as part of the MUD, MMD, or equivalent may occur subject to the consent of Tenant, after review of all applicable documentation delivered by Landlord, such consent not to be unreasonably withheld.

6.09       In the event that regulatory requirements become applicable to the Landlord Capacity which, in the sole discretion of Landlord, require an amendment or amendments to this Lease in order to conform the terms and conditions of this Lease to such regulatory requirements (including but not limited to those necessary such that Landlord will not become regulated as an public utility), Landlord shall provide to Tenant an amendment or amendments limited to that which is reasonably necessary to conform the terms and conditions of this Lease to such regulatory requirements, and Tenant hereby represents, warrants, covenants, and agrees it will promptly execute and deliver to Landlord such amendment or amendments when so requested by Landlord. The Parties will cooperate and work together to seek to reasonably minimize the impact of the regulatory requirements with respect to the Parties’ operations if an amendment is required in accordance with this section. Nothing in this Section 6.09 shall be construed to limit or prevent the Parties from mutually agreeing to include in such amendment or amendments terms and conditions that are in addition to that which is necessary to conform the terms and conditions of this Lease to such regulatory requirements.

6.10       Tenant understands that Landlord is not a public utility, that Landlord does not provide utilities to the public, and that Landlord is legally allowed to provide certain utilities to its tenants but only in connection with and incidental to the lease of the Premises, as long as such services are not resold to or used by others. Both Parties agree that as a result of this Lease Landlord does not provide utilities to the public, and Landlord Capacity is only being made available pursuant to this Lease as an incident thereof. The Landlord Capacity may not be resold to or used by others, and Tenant hereby represents, warrants, covenants, and agrees it will not resell the Landlord Capacity or allow use of Landlord Capacity by others. Tenant further represents, warrants, covenants, and agrees that the reservation rents for the Landlord Capacity provided under Section 6.04 is included in the total rent payable based upon the capacity provided, and are not separate or additional service fees for that which is actually used by Tenant.

6.11       During the Preliminary Period, which shall run from the Commencement Date until December 31, 2018 unless Tenant provides Landlord with ninety (90) days written notice that Tenant elects to shorten the Preliminary Period to a date earlier than December 31, 2018, the following provisions will apply with regard to electricity, potable water, sanitary waste, and non-potable treated water:

(a)       Landlord will supply to Tenant, and Tenant shall pay for as part of the rental payment, as a condition and incident of tenancy, electricity for use in Tenant’s operations on the Premises in an amount not to exceed 1.0 mega-Watts at any time. Landlord will charge Tenant and Tenant will pay to Landlord an amount for the electricity equal to 110% of the costs to Landlord for its purchase of the electricity used by Tenant (the “Preliminary Period Electricity Charges”). The Preliminary Period Electricity Charges shall encompass all charges, fees, or rates, however denominated, to Landlord for electricity usage and delivery, whether charged on a per kilo-Watt (or mega-Watt), kilo-Var (or mega-Var), kilo-Watt-hour (or mega-Watt-hour), meter, time period, or other basis, attributable on a cost-causation basis to the electricity used by Tenant, including, without limitation, the costs to Landlord from the entity selling and supplying electric energy to Landlord and from the transmission and distribution service provider or providers delivering electric energy to Landlord, which shall further include the allocable cost associated with transmission and/or distribution demand ratchets that are caused by Tenant’s load, including those ratchets which continue beyond the Preliminary Period for the effective billing periods of the established ratchets. Landlord will invoice Tenant for such Preliminary Period Electricity Charges within a reasonable time after Landlord incurs such costs, and Tenant shall pay Landlord within ten (10) days of the date of said invoice. Tenant hereby represents, warrants, covenants, and agrees it will not resell the electricity or allow use of the electricity by others. The Preliminary Period Electricity Charge shall be considered additional rent, and the billing, payment, and other terms and conditions set forth in Section 1.06(c) and Sections 1.07 through 1.13 shall apply to the Preliminary Period Electricity Charge.

(b)       Landlord will reserve for Tenant, and Tenant shall pay for as part of the rental payment, as a condition and incident of tenancy, potable water and sanitary waste capacity (including the water itself), and non-potable treated water, on the same terms, conditions, and limitations as in Section 6.04 and Section 6.05, except that the quantity of potable water and non-potable treated water shall not to exceed [***] gallons per day, and in lieu of the Potable Water and Sanitary Waste Reservation Rent and the Non-Potable Treated Water, Untreated Groundwater, and Untreated Surface Water Reservation Rent, for a fixed fee of $[***] per month (the “Preliminary Period Water Rent”). Tenant hereby represents, warrants, covenants, and agrees it will not resell or allow use by others of the potable water and sanitary waste capacity (including the water itself) and non-potable treated water provided to Tenant during the Preliminary Period. The Preliminary Period Water Rent shall be considered additional rent, and the billing, payment, and other terms and conditions set forth in Section 1.06(c) and Sections 1.07 through 1.13 shall apply to the Preliminary Period Water Rent.

6.12       Subsequent to the Preliminary Period, Tenant will be responsible for operating, maintaining, repairing, and replacing any of the electric delivery facilities designated for Tenant’s exclusive use as set forth in Exhibit A-3, including the cost thereof, on the following terms and conditions:

(a)       Tenant shall perform such operations, maintenance, repairs, and replacements, including preventative maintenance, in a safe, prudent, professional, and workmanlike manner, and will maintain such electric delivery facilities in a safe, adequate, efficient, and reasonable condition, in accordance with any applicable safety codes and with “Good Electric Utility Practice.” Good Electric Utility Practice shall mean, for purposes of this Section 6.12(a), any of the practices, methods, and acts engaged in or approved by a significant portion of the electric utility industry in the United States of America during the relevant time period, or any of the practices, methods, and acts that, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety, and expedition. Good Electric Utility Practice is not intended to be limited to the optimum practice, method, or act, to the exclusion of all others, but rather is intended to include acceptable practices, methods, and acts generally accepted in the region. Tenant shall only utilize employees or outside contractors with demonstrable experience operating, maintaining, repairing, and replacing electric delivery facilities. In connection with such employees or outside contractors, Tenant agrees to comply with all federal, state and local laws, ordinances, resolutions, rules, regulations and executive orders pertaining to unlawful discrimination on account of race, color, creed, religion, national origin, sex, marital status, status with regard to public assistance, disability or age.

(b)       Tenant shall bear in full the cost of such operations, maintenance, repairs, and replacements, including but not limited to preventative maintenance, rental of equipment, insurance, taxes, personnel or contractors required to supervise, implement, and accomplish all of the foregoing. Such operations, maintenance, repairs, and replacements shall not give rise to any ownership rights by Tenant in the electric delivery facilities, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any material, supplies, and equipment utilized in operating, maintaining, repairing, and replacing any of such electric delivery facilities. Tenant will indemnify, hold harmless and defend Landlord, its affiliates, directors, officers, partners, agents, and employees from and against any and all loss, liability, damage, cost or expense, including damage and liability for bodily injury to or death of persons or damage to property of persons caused by Tenant, an affiliate of Tenant, or any representative of Tenant during its operating, maintaining, repairing, and replacing any of such electric delivery facilities. Tenant shall maintain and preserve during the Term of this Lease all material documentation regarding its operating, maintaining, repairing, and replacing any of such electric delivery facilities, and make that documentation available for Landlord’s inspection upon Landlord’s request.

6.13       Landlord’s Step-In-Rights. Tenant acknowledges and recognizes that its failure to comply with the provisions of Section 6.12 can have significant adverse effects on Landlord and other tenants of Landlord. In addition to any remedies provided in this Lease, including but not limited to Article 25, or other remedies provided in law or equity or by statute, the following provisions shall apply with regard to any failure of Tenant to comply with the provisions of Section 6.12:

(a)       Upon the occurrence of a failure of Tenant to comply with the provisions in Section 6.12 (such failure being a “Section 6.12 Breach”), then immediately upon Tenant becoming or being made aware of the occurrence of a Section 6.12 Breach ( if Landlord is aware of such breach, Landlord will attempt to provide as much notice as reasonably practical in the circumstances to Tenant), Tenant shall attempt in good faith to cure such failure immediately if necessary to allow continued delivery of electricity by the electric delivery facilities set forth in Exhibit A-3 and as promptly as possible in all other circumstances.

(b)       Notwithstanding anything to the contrary contained in this Lease, (i) if an emergency situation occurs Landlord shall have the right, but not the obligation, to immediately take any action or actions that Landlord, in its sole and absolute discretion, believes is necessary as a result of Tenant’s failure relating to operating, maintaining, repairing, and replacing any of the electric delivery facilities set forth in Exhibit A-3, or (ii) in a nonemergency situation, if Tenant ceases exercising good faith efforts to cure such failure or, in any event fails to cure such failure promptly (not to exceed thirty (30) days), Landlord, in its sole and absolute discretion, may take any action that Landlord believes is necessary as a result of Tenant’s failure (such rights, the “Step-In Rights”).

(c)       Upon exercise of the Step-In Rights, Tenant will be responsible for the costs of the action or actions taken by Landlord. Tenant shall reimburse Landlord for such costs within fourteen (14) days after receiving an invoice from Landlord the amount of such costs along with reasonably detailed supporting documentation with respect to such costs. The Parties agree that the costs for which Tenant shall reimburse Landlord include all materials, supplies, equipment (including but not limited to switches, circuit control devices, wires, transformers, meters and metering equipment, protective equipment, distribution lines, and distribution poles), contractor’s fees and charges, and other outside services incurred by Landlord in taking such action or actions, with all of the foregoing multiplied by [***] to compensate Landlord, as liquidated damages and not as a penalty, for Landlord’s payroll and payroll related expenses, overhead, engineering, administrative, and other internal costs incurred by Landlord in association with the action or actions taken in the exercise of the Step-In Rights.

(d)       Upon exercise of the Step-In Rights, Tenant will remain be responsible for, and will not be relieved of its obligation for, operating, maintaining, repairing, and replacing any of the electric delivery facilities set forth in Exhibit A-3, including the cost thereof.

(e)       No Party may enter any agreement that alters, affects or limits the Step-In Rights.

(f)       In the event that Landlord exercises its Step-In Rights as a result of the occurrence of a default, any such Step-In Rights will expire only upon the sole discretion of Landlord.

(g)       During non-emergency situations, the parties will work together to seek to reasonably minimize the dispute and disruption of the Landlord’s and Tenant’s operations during such step-in rights as described herein.

ARTICLE 7

Net Lease

7.01.       Tenant shall pay all costs, charges, taxes assessments, and other expenses of every character, foreseen or unforeseen, ordinary or extraordinary, for the payment of which Landlord or Tenant is or shall become liable by reason of its respective estate, right, title or interest in the Premises or any part thereof, or which are connected with or arise out of the possession, use, occupancy, maintenance, addition to, repair construction or any party thereof, including without limitation those specifically referred to in this Lease. All sums payable by Tenant hereunder shall be paid without counterclaim, setoff, deduction, or defense and without abatement, suspension, deferment, diminution or reduction, except as expressly provided herein.

ARTICLE 8

Repairs and Maintenance

8.01.       During the Term of the Lease, Tenant, at its expense, shall maintain the Premises in good condition and promptly make such repairs and replacements, ordinary or extraordinary, interior or exterior, structural, mechanical, or otherwise, in and about the Premises and the Buildings. Except for the utility infrastructure included as part of the Landlord Capacity, Tenant shall be responsible (and Landlord shall not be responsible) for the maintenance, repair and replacement of (i) all plumbing, pipes and related equipment to the extent that such equipment is serving the Premises; (ii) all electrical facilities, fixtures, wiring, and other related equipment serving the Premises; and (iii) the Systems (as defined in Section 8.02). Tenant shall keep and maintain all of the structural portions of the Buildings, its common areas, and its fixtures, appurtenances, systems and facilities serving the Premises in clean, safe and working order, condition and repair, structural and otherwise, interior and exterior, as and when needed in or about the Premises. Tenant shall also be responsible for the installation, maintenance, replacement and repair of any fire protection systems installed by or required by Tenant because of Tenant’s specific Use or unique equipment. Except for the utility infrastructure included as Landlord Capacity, Tenant shall also maintain all utility infrastructure included within the Premises in good condition. In accordance with Article 3.03, Landlord is providing the Premises on an AS IS WHERE IS BASIS. Landlord will not be responsible to provide any capital improvements necessary due to any Tenant specific business and Tenant’s occupancy and use of the Premises not outlined in Article 2, in which case Tenant shall pay for the same.

8.02.       The Premises contains heating, ventilating and air-conditioning systems (the “Systems”) which shall be maintained by Tenant. The Systems operation will be controlled by Tenant and Landlord shall have no responsibility therefor. In furtherance of Article 6.02 hereof, all electric power and natural gas for the operation of the Systems shall be provided by, and at the expense of, Tenant.

8.03.       Use of the Premises, or any part thereof, in a manner exceeding the design conditions thereof (including occupancy and connected electrical load) or rearrangement of partitioning which interferes with normal operation of services in the Premises, or the use of computer or data processing machines, may require changes in the infrastructure servicing the Premises. Such changes so occasioned shall be made by

Tenant, at its expense, as Tenant’s Work pursuant to Article 12.

8.04.       Landlord shall have no liability to Tenant by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord’s making any repairs or changes which Landlord is required or permitted by this Lease, or required by law, to make in or to any portion of the Buildings or the Premises, or in or to the fixtures, equipment or appurtenances of the Buildings or the Premises, except to the extent of gross negligence or willful misconduct by the Landlord. The Tenant shall be responsible for any damage to or loss of Landlord’s property located on the Premises, caused by or rising out of the acts, omissions, or negligence of the Tenant, or the misuse or unauthorized use of Landlord’s property by the Tenant. The cost of making good such loss and/or repairing of such damage shall be paid for by the Tenant.

8.05.       Tenant hereby acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises. Tenant assumes all responsibility for the protection of Tenant, its agents, and invitees and the property of Tenant and of Tenant’s agents and invitees from acts of third parties and shall provide for guard service or other security measures for the Premises. Landlord currently provides security at the front gate and Tenant will reimburse Landlord for these services in accordance with Article 39.

ARTICLE 9

Compliance with Laws

9.01.       Tenant, at Tenant’s expense, shall comply with all laws and ordinances, and all rules, orders and regulations of all governmental authorities and of all insurance bodies, at any time duly issued or in force, applicable to the Premises or any part thereof or to Tenant’s use thereof.

9.02.       Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in or upon, or in connection with, the Premises, all at Tenant’s sole expense. Tenant shall pay and be responsible for any capital costs in order to bring the Premises into compliance with any applicable statutes, ordinances, rules, regulations, orders, covenants or restrictions of record. Landlord shall not be required to pay for any capital improvements in order to comply with the law or other legal requirements.

9.03.       Tenant, at its sole cost and expense, shall promptly comply with all present and future laws, ordinances, requirements, orders, directives, rules and regulations of all federal, state, county, city, and town governments and of all other governmental authorities, departments, boards and officers, and all orders, rules and regulations of the National Board of Fire Underwriters, the Texas State Fire Marshall, or any other body or bodies which may exercise similar functions, foreseen and unforeseen, ordinary and extraordinary; applicable to the Premises, Buildings or the improvements or any part of them or to their use, whether in force at the commencement of the Term of this Lease or passed, enacted or directed in the future, whether or not such requirements are actually imposed upon Landlord, and whether or not compliance shall require structural changes (collectively in this article “the requirements”). Tenant shall pay all costs, expenses; liabilities, losses, damages, fines, penalties, claims and demands, including reasonable counsel fees (collectively “the costs”), that may in any manner arise from or be imposed because of the failure of Tenant to comply with this Article and shall indemnify, hold harmless and defend Landlord of and from the costs. Tenant shall comply with the requirements of all policies of commercial general liability, casualty and all other policies of insurance in force with respect to the Premises and the Improvements. Tenant shall take immediate steps to remedy or prevent any violation or attempted violation of the provisions of this Section by any subtenant of the Premises or the Improvements.

9.04.       If any governmental license, approval or permit shall be required for the proper and lawful conduct of Tenant’s business or other activity carried on in the Premises, including, without limitation, Tenant’s Work, Tenant, at Tenant’s expense, shall duly procure and thereafter maintain such license, approval or permit and submit the same for inspection by Landlord.

9.05.       Each party shall take any actions that may be required to comply with the terms of the USA Patriot Act of 2001, as amended, any regulations promulgated under the foregoing law, Executive Order No. 13224 on Terrorist Financing, any sanctions program administrated by the U.S. Department of Treasury’s Office of Foreign Asset Control or Financial Crimes Enforcement Network, or any other laws, regulations, executive orders or government programs designed to combat terrorism or money laundering, if applicable, on this Lease. Each party represents and warrants to the other party that it is not an entity named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Department of Treasury, as last updated prior to the date of this Lease.

9.06       Tenant agrees to comply with the U.S. Foreign Corrupt Practices Act and all other applicable anti-corruption laws and regulations and any applicable import/export laws and regulations.

9.07       Reserved.

ARTICLE 10

Insurance

10.01.     (a)       Tenant shall, at Tenant’s sole cost and expense, obtain and keep in force during the Term of this Lease such policy or policies of all risk, special form, and where applicable builder’s risk, fire, casualty and extended coverage insurance in the name of Landlord insuring against loss or damage to the Premises, contents, equipment and the Buildings and policies of commercial general liability.

(b)       Without the prior written consent of Landlord (such consent not to be unreasonably withheld, conditioned or delayed), Tenant shall not violate, or permit the violation of, any condition imposed by the standard fire and extended coverage insurance policy then issued for the Buildings, and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises, which would subject Landlord to any liability or responsibility for personal injury or death or property damage, or which would increase the fire or other casualty insurance rate on the Buildings or the property therein over the rate which would otherwise then be in effect.

10.02.       Tenant covenants and agrees to provide on or before the occupying any portion of the Premises and to keep in force during the Term hereof for the benefit of Landlord and Tenant, and any managing agent of the Buildings, as additional insureds:

(i)       a commercial general liability insurance policy (including contractual indemnity coverage) protecting Landlord, and Tenant against any liability whatsoever occasioned by any occurrence on or about the Premises. Such policy is to be written by good and solvent insurance companies satisfactory to Landlord, and shall be in such limits as Landlord may require. As of the date of this Lease, Landlord requires combined single limit coverage of not less than $[***]. Such insurance may be carried under a blanket policy covering the Premises and other locations of Tenant, if any;

(ii)       Worker’s Compensation Insurance or qualification as a self-insurer to satisfy the laws of the states which have jurisdiction over Tenant’s employees. To the extent permitted by law, Seller’s Worker’s Compensation Insurer or Tenant, if self-insured, agrees to waive rights of subrogation against Landlord;

(iii)       Employers’ Liability Insurance for Bodily Injury per accident with limits of not less than $[***] and Bodily Injury by Disease with limits of not less than $[***] per policy;

(iv)       As set forth in Section 10.02(i), Commercial General Liability Insurance for bodily injury, personal injury and property damage, including coverage for products/completed operations and contractual liability, with combined limits of not less than $[***] per occurrence;

(v)       Automobile Liability Insurance covering use of all owned, non-owned and hired vehicles with minimum combined single limits of liability for bodily injury and property damage of not less than $[***] per occurrence;

(vi)       All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant’s alterations, additions, improvements, fixtures, inventory, equipment and other business personal property situated in or about the Premises as well as the Landlord’s Buildings, structure and real property known as the Premises to the full replacement value. The Landlord and the Tenant shall each be named as the loss payees as their interests apply. The Tenant is responsible for payment of the premium; and

(vii)       Environmental Liability insurance coverage with limits of not less than $[***] per claim and a $[***] annual aggregate for: (1) bodily injury, sickness, disease, mental anguish, or shock sustained by any person including death; (2) property damage including physical injury to or destruction of tangible property including the resulting loss thereof, clean-up costs, and the loss of tangible property that has not been physically injured or destroyed; and (3) defense including costs, expenses incurred in the investigation, adjustment or defense of claims for such compensatory damage; for losses caused by pollution conditions that arise from the operations of the Tenant. Tenant shall maintain the insurance for an additional period of five (5) years following the termination of this Lease and any other form or forms of insurance as Tenant or Landlord or any mortgagees of Landlord may reasonably require from time to time, in form, in amounts and for insurance risks against which a prudent Tenant would protect itself. All insurance coverage required under the policies set forth above shall apply to the Premises as well as any entryways, sidewalks, driveways and parking areas used by the Tenant in accordance with the terms of this Lease.

10.03.       If, by reason of any failure of Tenant to comply with the provisions of Article 10, the rate of fire insurance with extended coverage on the Buildings or equipment or other property of Landlord shall be higher than it otherwise would be, Tenant shall reimburse Landlord, within thirty (30) days, for that part of the premiums for fire insurance and extended coverage paid by Landlord because of such failure on the part of Tenant.

10.04.       (a)       Tenant agrees that during the Lease, Landlord will be named as an additional insured via endorsement on Tenant’s Commercial General Liability, Pollution/Environmental Liability and Automobile Liability policies and that all Tenant’s insurance identified in Article 10 will specifically indicate that coverage with respect to Landlord will be primary without right of contribution of any other insurance carried by or on behalf of Landlord. The intent is to exhaust all of the Tenant’s available and applicable coverage before the Landlord’s coverage is called upon to protect the Landlord. Except for the Pollution/Environmental Liability Insurance described in Section 10.02(vii) all of the above mentioned Tenant insurance will be occurrence-based coverages. The Pollution/Environmental Liability Insurance shall be claims-made based coverage. Tenant may satisfy the limits of insurance required herein with any combination of primary and umbrella/excess insurance policies.

  (b)       Within seven (7) days after the Commencement Date of this Lease or when Tenant or Tenant’s representatives, contractors, or employees requires access to the Premises to install furniture, equipment, systems, or other similar activities in order to prepare for the occupancy of the Premises, upon renewal of insurance policies or upon Landlord’s request during the Lease, Tenant will provide Landlord with written certification, reasonably acceptable to Landlord, certifying that (a) the required insurance coverages are in effect and will not be cancelled or materially changed until thirty (30) days after prior written notice has been delivered to Landlord, (b) Landlord is designated as an additional insured on Tenant’s Commercial General Liability policy and, if applicable, Tenant’s Automobile Liability policy and (c) all of Tenant’s insurance identified herein will be primary and not contributory or excess of any other insurance carried by or on behalf of Landlord.

(c)       The requirements in this Article 10 are separate and distinct from any other obligations of Tenant under this Lease.

(d)       Landlord and Tenant hereby each release the other, its officers, directors, employees and agents, from any and all liability or responsibility (to the other or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage to property covered by insurance which either party is required to maintain under this Lease, even if such loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible. However, this release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as the releasor’s insurance policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder. Landlord and Tenant each agree that any fire and extended coverage insurance policies will include such a clause or endorsement as long as the same shall be obtainable without extra cost, or, if extra cost shall be charged therefor, so long as the other party pays such extra cost. If extra cost shall be chargeable therefor, each party shall advise the other party of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so.

(e)       Reserved

(f)       All insurance coverages are to be placed with insurers with an AM Best Rating of A- or better.

10.05.       Prior to the time such insurance is first required to be carried by Tenant and thereafter, at least twenty (20) days prior to the effective date of any such policy, Tenant agrees to deliver to Landlord either a duplicate original of the aforesaid policy or a certificate satisfactory to Landlord evidencing such insurance. The certificate shall contain an endorsement that such insurance may not be canceled except upon not less than twenty (20) days’ prior written notice to Landlord.

ARTICLE 11

Subordination, Notice to Ground Landlords and Mortgagees

11.01.       This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to all ground leases, overriding leases and underlying leases of the Land and/or the Buildings now or hereafter existing and to all mortgages which may now or hereafter affect the Land and/or the Buildings and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages, however, that the foregoing subordination to the lien of any leases and mortgages is conditioned upon Landlord providing Tenant with a subordination, non-disturbance and attornment agreement in favor of Tenant that provides, without limitation, that this Lease and the rights of Tenant hereunder shall survive any foreclosure proceeding brought under such lease or mortgage. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver within fifteen (15) days of Tenant’s receipt of written request therefor any instrument that Landlord, the Landlord of any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination, provided such document does not further reduce Tenant’s rights or increase Tenant’s obligations hereunder.

11.02.       In the event of any act or omission of Landlord which would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (i) until it has given written notice of such act or omission to the holder of each mortgage and the Landlord of each lease whose name and address shall previously have been furnished to Tenant in writing, and (ii) (unless such act or omission shall be one which is not capable of being remedied by Landlord or such holder or Landlord within a reasonable period of time), until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy and shall be extended for such period of time as Landlord is diligently prosecuting a cure).

11.03.       If the Landlord of a lease or the holder of a mortgage shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord’s rights (herein sometimes called “successor landlord”) and upon such successor landlord’s written agreement to accept Tenant’s attornment, Tenant shall attorn to and recognize such successor landlord as Tenant’s landlord under this Lease, and shall execute and deliver within fifteen (15) days of Tenant’s receipt of written request therefor any instrument that such successor landlord may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as, or as if it were, a direct lease between the successor landlord and Tenant upon all of the terms, covenants, conditions, agreements and provisions, as are set forth in this Lease except that the successor landlord shall not: (a) be liable for any previous act or omission of Landlord under this Lease; (b) be subject to any offset, not expressly provided for in this Lease, which shall have theretofore accrued to Tenant against Landlord; or (c) be bound by any previous modification of this Lease, not expressly provided for in this Lease, or by any previous prepayment of more than one month’s Fixed Rent, unless such modification or prepayment shall have been expressly approved in writing by the Landlord of the superior lease or the holder of the superior mortgage through or by reason of which the successor landlord shall have succeeded to the rights of Landlord under this Lease.

11.04.       If, in connection with obtaining financing for the Premises, an institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations (monetary or otherwise) of Tenant hereunder. Tenant agrees, however, that the obligation to give notice to a ground Landlord or mortgage holder shall not be deemed an increase in Tenant’s obligations as contemplated in the immediately preceding sentence.

ARTICLE 12

Tenant’s Work

12.01.       Tenant may from time to time, at its sole expense, make such alterations, additions, installations, repairs, substitutions and improvements (hereinafter collectively called “Tenant’s Work”) in and to the Premises in accordance with this Article. Certain work completed by Tenant is considered “Immaterial Changes”, which is excluded from Tenant’s Work and may be completed by Tenant at its sole cost and expense without Landlord’s consent on the following conditions: (a) neither the outside appearance of the Buildings nor any of its structural parts shall be affected; (b) no material change or impact to the mechanical, electrical, sanitary and other systems of the Buildings, and the usage of such systems by Tenant shall not be materially increased; (c) ingress or egress to the Premises shall not be affected in any material respect; (d) normal maintenance and repairs in the ordinary course of operation; and (e) in performing the work involved in making such changes, Tenant shall be bound by and observe all of the conditions and covenants contained in this Lease. Tenant’s Work, other than Immaterial Changes, shall be done only upon prior written consent of Landlord, and at such times and in such manner as Landlord may from time to time reasonably designate. Prior to the commencement of any Tenant’s Work, Tenant shall submit to Landlord, for Landlord’s written approval, plans and specifications (to be prepared by and at the expense of Tenant) of such proposed Tenant’s Work in detail satisfactory to Landlord (such plans and specifications as approved by Landlord, the “Plans and Specifications”) at least 30 days prior to such work. Any mechanic’s lien filed against the Premises for work done or claimed to have been done for, or materials furnished or claimed to have been furnished to, Tenant shall be discharged by Tenant within thirty (30) days thereafter, by filing the bond required by law or otherwise. Tenant’s Work shall at all times comply with (1) laws, rules, orders and regulations of governmental authorities having jurisdiction thereof, (2) plans and specifications prepared by and at the expense of Tenant theretofore submitted to Landlord for Landlord’s prior written approval. No Tenant’s Work shall be begun until Landlord has approved such Plans and Specifications, and no amendments or additions to such Plans and Specifications shall be made without the prior written consent of Landlord, except as set forth in items (a) through (e) above regarding Immaterial Changes.

12.02.       Prior to Tenant’s undertaking Tenant’s Work and together with Tenant’s request for permission to perform such Tenant’s Work (and as a condition precedent to the effectiveness of any such request) there shall be delivered to Landlord: (i) a performance bond naming Landlord as a co-obligee, and (ii) a labor and material payment bond, both of which shall be in form and substance satisfactory to Landlord in all respects. Each such bond shall be in an amount equal to the cost of all of the work desired to be performed for which approval is being sought and shall guaranty the full completion of and total payment for all of such work, free and clear of all liens, encumbrances, chattel mortgages and conditional bills of sale. Tenant shall also cause all contractors, subcontractors, materialmen and/or suppliers engaged by or on behalf of Tenant in connection therewith to be notified in writing that a consent by Landlord to the making of any such Tenant’s Work shall not be or be deemed to be a consent by Landlord to the filing of any mechanic’s lien against the interest of Landlord in the Premises.

12.03.       Nothing contained in this Lease shall be construed to give Tenant any right, power or authority to contract for or permit the rendering of any work or the furnishing of any material which might give rise to the filing of any mechanic’s or other lien against the Premises, or the interest of Landlord therein.

ARTICLE 13

Tenant’s Property

13.01.       All fixtures, improvements, installations and appurtenances attached to or built into the Premises at the commencement or during the Term of this Lease, whether by Landlord at its own expense or at the expense of Tenant, shall be and remain a part of the Premises, shall be deemed the property of Landlord, and shall not be removed by Tenant, except as hereinafter in this Article expressly provided. Tenant acknowledges that as of the Commencement Date certain areas of the Premises will contain scrap material which is owned, and will remain owned, by Landlord, and Tenant will not move or otherwise disturb such material. In addition, Landlord reserves the right to remove any assets within the Premises as of the Commencement Date, which are not included as part of this Lease.

13.02.       All business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Premises, which are installed in the Premises by or for the account of Tenant, without expense to Landlord, and can be removed without permanent structural damage to the Buildings, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (all of which are sometimes called “Tenant’s Property”), shall be and shall remain the property of Tenant and may be removed by it at any time during the Term of this Lease; provided, however, that if any of Tenant’s Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Premises or to the Buildings resulting from such removal. Any improvement for which Landlord shall have granted any allowance or credit to Tenant shall not be deemed to have been installed by or for the account of Tenant, without expense to Landlord, and shall not be considered

Tenant’s Property.

13.03.       At or before the Expiration Date, or the date of any earlier termination of this Lease, or as promptly as practicable after such an earlier termination date, Tenant at its expense, shall remove from the Premises all of Tenant’s Property except such items thereof as Tenant shall have expressly agreed in writing with Landlord were to remain and to become the property of Landlord, and shall repair any damage to the Premises or the Buildings resulting from such removal.

13.04.       Any other items of Tenant’s Property (except money, securities and other like valuables) which shall remain in the Premises after the Expiration Date or after a period of fifteen (15) days following an earlier termination date, may thereafter, at the option of the Landlord, and upon not less than three (3) days’ notice to Tenant allowing Tenant to retrieve such items, be deemed to have been abandoned, and in such case either may be retained by Landlord as its property or may be disposed of, without accountability in such manner as Landlord may see fit at Tenant’s expense.

ARTICLE 14

Right of Inspection

14.01.       During the six (6) months prior to the expiration of the Term of this Lease or any Extension Term, Landlord may exhibit the premises to prospective tenants or purchasers and place upon the premises the usual notices "For Rent" or "For Sale", which notices Tenant shall permit to remain without molestation. If Tenant shall not be personally present to open and permit an entry into said premises at any time when for any reason an entry therein shall be reasonably necessary or permissible, Landlord or Landlord's agents may enter the same by a master key or may forcibly enter the same, without rendering Landlord or such agents liable therefore and without, in any manner, affecting the obligations and covenants of this lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever for the care, maintenance or repair of the Buildings or any part thereof, except as otherwise herein specifically provided.

14.02.       If an excavation shall be made or authorized to be made upon land adjacent to the Premises, Tenant shall afford to the person causing or authorized to cause such excavation license to enter upon the Premises for the purpose of doing such work as Landlord shall deem necessary to preserve the wall or the Buildings of which the Premises form a part from injury or damage and to support the same by proper foundations, without any claim for damages or indemnification against Landlord or diminution or abatement of rent.

14.03.       Without incurring any liability to Tenant, Landlord may permit access to the Premises and open the same, whether or not Tenant shall be present, upon demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled, or reasonably purporting to be entitled, for any lawful purpose or upon demand of any representative of the fire, police, Buildings, sanitation or other department of the city, state or federal governments.

14.04.       Upon reasonable notice to Tenant (which shall generally be at least twenty-four hours’ notice unless emergency circumstances otherwise warrant a shorter time period), Landlord or Landlord’s agent shall have the right to enter and/or pass through the Premises at reasonable times during reasonable hours (i) to examine the Premises and to show them, holders of mortgages, or prospective purchasers, mortgagees, or insurers, , (ii) for the purpose of making such repairs or changes in or to the Premises or in or to the Buildings or its facilities as may be provided for by this Lease or as it may be required to make by law or in order to repair and maintain the Buildings or its fixtures or facilities, and (iii) for the purpose of conducting such work as may be reasonably required in connection with work being performed to the Buildings by Landlord. Landlord shall be allowed to take all materials into and upon the Premises that may be required for such repairs, changes, and maintenance, without liability to Tenant, except to the extent that Landlord acts unreasonably in connection therewith.

14.05.       During the period of six (6) months prior to the Expiration Date Landlord may exhibit the Premises to prospective tenants on reasonable notice to Tenant. If Tenant shall timely exercise a right to extension of the Term, then this right to exhibit shall cease until nine (9) months prior to the new Expiration Date at the end of the Extension Term.

ARTICLE 15

Indemnity

15.01.       Tenant shall indemnify, release, defend and hold harmless Landlord , its agents, representatives, officers, shareholders, affiliates, directors and employees, and its successors and assigns (individually “Landlord Indemnitee” and collectively, “Landlord Indemnitees”), from and against any and all losses, liabilities, costs, claims, injuries, damages, penalties, forfeitures, causes of action, suits and the costs and expenses incident thereto including costs of defense, settlement, and reasonable attorneys' fees (“Losses”) to the extent arising from or in connection with Tenant’s Use of the Premises, or from the conduct of Tenant’s business or from any activity, work or things done, permitted or suffered by Tenant in or about the Premises or elsewhere and shall further indemnify and hold harmless Landlord Indemnities from and against any and all losses to the extent arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any act or omission of Tenant, or any of Tenant’s agents, contractors, or employees, and from and against Losses incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against any Landlord Indemnitee by reason of any such claim, Tenant upon notice from Landlord Indemnitee, shall defend the same at Tenant’s expense by counsel reasonably satisfactory to Landlord Indemnitee and Landlord Indemnitee shall cooperate with Tenant in such defense. Tenant, as a material part of the consideration to Landlord Indemnitee, hereby assumes all risk of damage to property of Tenant or injury to persons, in, upon or about the Premises arising from any cause. The obligations of Tenant under this Section shall survive the termination of this Lease as to any right of indemnity which shall have accrued prior to such termination.

15.02       Landlord shall indemnify and save harmless Tenant and its agents, representatives, officers, shareholders, affiliates, directors and employees and its successors and assigns, against and from any and all Losses to the extent arising from a) Hazardous Substances existing at the Premises prior to the Commencement Date or brought on the Premises by Landlord after the Commencement Date; however, this indemnification expressly excludes Losses to the extent arising from the exacerbation by Tenant as contemplated under Article 16.03, and asbestosis material as contemplated by Article 16.01(b), b) noncompliance with Applicable Environmental Law by Landlord, unless otherwise caused by or contributed to by Tenant (either during the Term or prior to it), and c) Landlord’s gross negligence or willful misconduct. In case any action or proceeding be brought against Tenant by reason of any such claim, Landlord, upon notice from Tenant, shall resist and defend such action or proceeding with counsel of Landlord’s choice, reasonably acceptable to Tenant.

ARTICLE 16

Non-Liability; Environmental and Indemnification

16.01.       (a)       Neither Landlord nor any agent or employee of Landlord shall be liable to Tenant for any injury or damage to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, any property of Tenant or of any other person, irrespective of the cause of such injury, damage or loss, unless caused by or due to the gross negligence or willful misconduct of Landlord, its agents or employees.

(b)       Given the age of the facility, Tenant hereby acknowledges that the Buildings and Premises may contain asbestosis material. Prior to start of Tenant’s Work or completion of any Immaterial Changes, Tenant will perform the appropriate testing to determine if any asbestosis material exists, and would be disturbed. In the event asbestosis material is discovered, Tenant will be responsible, at Tenant’s sole cost and expense, to engage properly licensed contractor for the removal of such material in accordance with Applicable Environmental Law, and will abide by Landlord’s safety and environmental policies and procedures.

16.02.       Tenant shall not cause or permit any Hazardous Substances or toxic material to be brought upon, kept, or used on the Premises by Tenant or by any other person. In the event Tenant is in breach of this provision, or (whether or not such a breach has occurred) if the presence of Hazardous Substance or toxic materials on the Premises results in contamination of the said Premises or any other area in the Buildings, then Tenant shall indemnify, defend, and hold Landlord harmless from any and all Losses that arise during or after the lease Term as a result of such contamination. This indemnification includes costs incurred in connection with any investigation of the site conditions or any cleanup, remedial, removal, or restoration work required by any governmental agency. The foregoing indemnity shall survive the expiration or earlier termination of this lease.

16.03.       Without limiting the foregoing, Tenant agrees to defend, indemnify, and hold Landlord Indemnitees, harmless against any and all Losses, foreseeable and unforeseeable, consultant fees and expert fees and other expenses of any nature whatsoever which any Landlord Indemnitee may sustain, suffer or incur or which may be claimed or asserted against the Landlord Indemnitee, to the extent arising out of the spillage, release, discharge, disposal, or placement of any Hazardous Substance, at, in, on, under upon, or about the Premises by Tenant, or any of its agents, invitees, affiliates, representatives, contractors, consultants or employees. Except as otherwise provided in Article 16.01(b), Tenant will not be liable for Hazardous Substances existing at the Premises prior to the Commencement Date; however, Tenant’s Indemnity includes Tenant’s negligent exacerbation of Hazardous Substances existing at the Premises prior to Tenant’s possession thereof including the breach of the Excavation Restriction. The obligations of Tenant under this Section shall survive the termination of this Lease as to any right of indemnity which shall have accrued prior to such termination.

16.04.       Tenant represents and warrants to Landlord that, during the Term of this Lease, no Hazardous Substance will be spilled, released, discharged, disposed of, placed or otherwise caused to be located in the soil or water in, on, under or about the Premises.

16.05.       (a)       Hazardous Substance means any substance, chemical, contaminant or waste that is listed or defined as hazardous, toxic, or dangerous under Applicable Environmental Law, and any asbestos containing materials, radioactive materials or petroleum products.

(b)       Applicable Environmental Law shall mean the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §§ 9601 et seq.; the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. §§ 6901, et seq.; the Federal Water Pollution Control Act, 33 U.S.C. §§ 1251 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1471 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 through 2629; the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j; and the Emergency Planning and Community Right-To-Know Act of 1986, 42 U.S.C. §§ 11001 et seq., each, as amended from time to time, or any successor laws thereto, together with the rules and regulations promulgated thereunder, and any and all formal or informal orders, permits, decrees or requests from the United States Environmental Protection Agency, the appropriate Texas state governmental and regulatory bodies, or any other governmental agency, authority or instrumentality having jurisdiction and any similar state and local laws and ordinances and the regulations implementing such statutes; together with any and all other federal, state, and local environmental or land use laws, rules, ordinances, or regulations.

ARTICLE 17

Bankruptcy/Insolvency

17.01.       If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a “Debtor’s Law”), Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant’s assets (each a “Tenant’s Representative”) shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises then accorded to Tenant in Section 35, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor’s Law. Without limitation of the generality of the foregoing, any right of any Tenant’s Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

(a)        Such Debtor’s Law shall provide to Tenant’s Representative a right of assumption of this Lease which Tenant’s Representative shall have timely exercised and Tenant’s Representative shall have fully cured any default of Tenant under this Lease.

(b)        Tenant’s Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of Rent an amount equal to any sum specified in Section 37.01, and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant’s Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant’s Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant’s obligations under this Lease.

(c)        The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.

ARTICLE 18

Changes in Building Facilities

18.01.       Landlord reserves the right to make such changes, alterations, additions, improvements, repairs or replacements in or to the Premises and the fixtures and equipment thereof, as well as in or to the street entrances and other parts thereof, and to erect, maintain and use pipes, ducts and conduits in and through the Premises, all as Landlord may deem necessary or desirable; provided, however, that there be no unreasonable obstruction of the means of access to the Premises or unreasonable interference with the Use of the Premises by Tenant. Nothing contained in this Article shall relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement, or complying with any law, order or requirement of any governmental or other authority.

18.02.       There shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making any changes, alterations, additions, improvements, repairs or replacements in or to any portion of the Buildings or the Premises, or in or to fixtures, appurtenances or equipment thereof and no liability upon Landlord for failure of Landlord or others to make any changes, alterations, additions, improvements, repairs or replacements in or to any portion of the Buildings or the Premises, or in or to the fixtures, appurtenances of equipment thereof.

ARTICLE 19

Notice of Accidents

19.01.       Tenant shall give notice to Landlord, within three (3) hours of first becoming aware, of (i) any accident in or about the Premises, (ii) all fires, burglaries, and any issue involving emergency services in the Premises, (iii) all damages to or defects in the Premises, including the fixtures, equipment and appurtenances, and (iv) all damage to or defects in any parts of appurtenances of the Buildings sanitary, electrical, heating, ventilating, air-conditioning, elevator and other systems located in or passing through the Premises or any part thereof.

ARTICLE 20

Destruction or Damage

20.01.       If the Buildings or the Premises shall be partially or totally damaged or destroyed by fire or other cause, then whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant, or its employees, agents or visitors (and if this Lease shall not have been terminated as in this Article hereinafter provided), Tenant shall promptly and with reasonable diligence repair the damage and restore and rebuild the Buildings and/or the Premises to the same or better condition as existed prior to such casualty, at its expense, with reasonable dispatch after notice to it of the damage or destruction. Landlord shall not be required to repair or replace any of Tenant’s Property. Notwithstanding anything contained herein to the contrary, in no event shall either party be relieved of liability or responsibility for damage or destruction resulting from the fault or neglect of the other if the insurance policies carried by the party at fault or negligent on the Buildings do not contain a waiver of the right of subrogation.

20.02.       If any Buildings or the Premises shall be totally damaged or destroyed by fire or other cause, or if the Buildings shall be so damaged or destroyed by fire or other cause as to require a reasonably estimated expenditure of more than 50% of the full insurable value of the Buildings immediately prior to the casualty, then in either such case Landlord may terminate this Lease by giving Tenant notice to such effect within the earlier of (a) one hundred fifty (150) days after the date of the casualty, or (b) forty-five (45) days after Landlord’s settlement of any insurance claim.

In case of any damage or destruction mentioned in this Article, and where the Landlord has not theretofore terminated this Lease, Tenant may terminate this Lease by notice to Landlord, if there are two (2) years or less remaining on Tenant’s Initial Term at the time of the damage or destruction; and such termination shall be effective upon the expiration of thirty (30) days after the date of such notice.

20.03.       No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Buildings pursuant to this Article.

20.04.       Notwithstanding any of the foregoing provisions of this Article, if Landlord or the Landlord of any lease or the holder of any mortgage superior to this Lease shall be unable to collect all of the insurance proceeds (including rent insurance proceeds) applicable to the damage or destruction of the Premises or the Buildings by fire or other cause that occurs by reason of some negligence or willful misconduct on the part of Tenant or any of its employees, agents or contractors, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement of Tenant’s rents until the total amount of such rents not abated which would otherwise have been abated equals the amount of uncollected insurance proceeds.

20.05.       Landlord shall not be obligated to repair any damage of any kind to Tenant’s Property or replace the same.

20.06.       In the event of the termination of this Lease pursuant to any of the provisions of this Article, this Lease and the Term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the Expiration Date, and the Fixed Rent and additional rent payable hereunder shall be apportioned as of such date.

20.07.       The provisions of this Article shall be considered an express agreement governing any case of damage or destruction of the Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of Texas, providing for a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application to the Premises and this Lease.

ARTICLE 21

Condemnation

21.01.       In the event that the whole of the Premises shall be lawfully condemned or otherwise taken in any manner for any public use, this Lease and the Term and estate hereby granted shall forthwith cease and terminate as of the earlier of the date of vesting of title or the taking of possession by the condemnor. In the event that only a part of the Premises shall be so condemned or taken, then, effective as of the date of vesting of title, the Fixed Rent and additional rent hereunder shall be abated in an amount proportionate to the area of the Premises so condemned or taken; provided, however, that in the event Tenant is not in default and Tenant determines that the portion of the Premises is material to Tenant’s continued operation of its business on the Premises, Tenant may, at Tenant’s option, terminate this Lease and the Term and the estate hereby granted as of the date of such vesting or taking of title by notifying Landlord in writing of such termination within thirty (30) days following the date on which Tenant shall have received notice of vesting of title or the taking of possession. In the event that only a material part of the Buildings shall be so condemned or taken, then Landlord (whether or not the Premises be affected) may, at Landlord’s option, terminate this Lease and the Term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within thirty (30) days following the date on which Landlord shall have received notice of vesting of title or the taking of possession. If Landlord does not elect to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, except that the Fixed Rent and additional rents payable hereunder shall be abated to the extent hereinbefore provided in this Article.

21.02.       In the event of its termination pursuant to this Article, this Lease and the Term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the Expiration Date, and the Fixed Rent and additional rent payable hereunder shall be apportioned as of such date.

21.03.       In the event of any condemnation or taking hereinbefore mentioned of all or a part of the Buildings, Landlord shall be entitled to receive the entire award for the Land and the Buildings in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award. Nothing contained in this Article shall prevent Tenant from bringing a separate action or proceeding for compensation for any of Tenant’s Property, loss of goodwill or moving expenses, provided that the same shall not reduce Landlord’s award.

21.04.       It is expressly understood and agreed that the provisions of this Article shall not be applicable to any condemnation or taking for governmental occupancy of the Premises for a limited period not to exceed six (6) months.

21.05.       In the event any part of the Premises be taken to effect compliance with any law or requirement of public authority other than in the manner hereinabove provided in this Article, then (i) if such compliance is the obligation of Tenant under this Lease, Tenant shall not be entitled to any diminution or abatement of rent or other compensation from Landlord therefor, but (ii) if such compliance is the obligation of Landlord under this Lease, the fixed rent and additional rents due hereunder shall be adjusted in the same manner as is provided in Section 21.01 according to the reduction in rentable area of the Premises resulting from such taking.

ARTICLE 22

Surrender

22.01.       On the Expiration Date, or upon any earlier termination of this Lease, Tenant shall quit and surrender the Premises to Landlord broom clean and in good order, condition and repair, except for ordinary wear and tear and such damage or destruction as Tenant is not required to repair or restore under this Lease, and Tenant shall remove all of Tenant’s Property therefrom except as otherwise expressly provided in this Lease.

22.02.       Tenant agrees that it shall indemnify and save Landlord harmless against all actual and reasonable costs, actual and reasonable claims, actual and reasonable loss or liability resulting from delay by Tenant in surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. The Parties recognize and agree that the damage to Landlord resulting from any failure by Tenant timely to surrender the Premises will be substantial, will exceed the amount of monthly rent theretofore payable hereunder, and will be impossible of accurate measurement. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord within two (2) days after the date of the expiration or sooner termination of the Term of this Lease (unless Tenant is remaining in occupancy of the Premises with the express written consent of Landlord), then Tenant will pay Landlord as liquidated damages for each month and for each portion of any month during which Tenant holds over in the Premises after expiration or termination of the Term of this Lease, a sum equal to 1.5 times both the additional rent and the Fixed Rent which was payable under this Lease during the last month of the Term hereof. The aforesaid obligations shall survive the expiration or sooner termination of the Term of this Lease.

ARTICLE 23

Reserved

ARTICLE 24

Conditions of Limitation

24.01.       This Lease and the Term and estate hereby granted are subject to the limitation that whenever Tenant shall make an assignment of the property of Tenant for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law or any involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant under any bankruptcy or insolvency law, or whenever a petition shall be filed by or against Tenant under the reorganization provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a petition shall be filed by Tenant under the arrangement provisions of the United States Bankruptcy Act or under the provisions of any law of like import, or whenever a permanent receiver of Tenant of or for the property of Tenant as the case may be, shall be appointed, then, Landlord may, (a) at any time after receipt of notice of the occurrence of any such event, or (b) if such event occurs without the acquiescence of Tenant, at any time after the event continues for thirty (30) days, give Tenant a notice of intention to end the Term of this Lease at the expiration of thirty (30) days from the date of service of such notice of intention, and upon the expiration of said thirty (30) day period this Lease and the Term and estate hereby granted, whether or not the Term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided in Article 26.

24.02.       This Lease and the Term and estate hereby granted are subject to further limitation as follows: (a) whenever Tenant shall default in the payment of any installment of Fixed Rent, or in the payment of any additional rent or any other charge payable by Tenant to Landlord, for more than ten (10) days after the first day upon which the respective item of Fixed Rent, additional rent or other change, is due under this Lease; (b)  whenever Tenant shall do or permit anything to be done, whether by action or inaction, contrary to any of Tenant’s obligations hereunder, and if such situation shall continue and shall not be remedied by Tenant within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same; provided, however, that if the nature of the default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a default if Tenant commences such cure within such thirty (30) day period and thereafter diligently prosecutes such cure to completion within a period not to exceed ninety (90) days; (c)  whenever any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the Term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant; (d) whenever Tenant shall vacate or abandon the Premises (unless as a result of a casualty); or (e) whenever Tenant shall default in the due observance and/or performance of any covenant, agreement, provision or condition of Article 2 hereof on the part of Tenant to be kept, observed or performed and if such default shall continue and shall not be remedied by Tenant within three (3) business days after Landlord shall have given to Tenant a notice specifying the same, then, in any of said cases set forth in the foregoing Subsections, Landlord may give to Tenant a notice of intention to end the Term of this Lease at the expiration of three (3) business days from the date of the service of such notice of intention, and upon the expiration of said three (3) days this Lease and the Term and estate hereby granted, whether or not the Term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Tenant shall remain liable for damages as provided herein.

24.03       If an order for relief is entered in any case which is commenced by or against Tenant under the present or any future federal bankruptcy code, Landlord shall be entitled to invoke any and all rights and remedies available to it under such bankruptcy code or this Lease, including, without limitation, such rights and remedies as may be necessary to protect adequately Landlord’s right, title and interest in and to the Premises or any part thereof.

24.04.       If a default by the Tenant under any of the terms, conditions or covenants of this Lease requires the Landlord, in the exercise of its reasonable discretion, to use the services of an attorney (whether or not an employee of Landlord) to engage in litigation, or to attempt to, or successfully remedy such default, that Tenant will reimburse Landlord for any and all reasonable expenses incurred in its use of such attorney and in any action which said attorney may take. Such expenses shall include, but are not limited to legal fees for all services deemed necessary by Landlord, court costs, cost of filing and serving summons and/or complaint, etc.

ARTICLE 25

Re-Entry by Landlord

25.01.       If Tenant shall default in the payment of any installment of rent, on any date upon which the same ought to be paid, and if such default shall continue for ten (10) days after Landlord shall have given to Tenant a notice specifying such default, or if this Lease shall expire as in Article 24 provided, Landlord or Landlord’s agents and employees may re-enter the Premises, or any part thereof, immediately or at any time thereafter without being liable to indictment, prosecution or damages therefrom, to the end that Landlord may have, hold and enjoy the Premises again as and of its first estate and interest therein. In the event of any termination of this Lease under the provisions of Article 24 or if Landlord shall re-enter the Premises under the provisions of this Article or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceedings or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the Fixed Rent and additional rent payable by Tenant to Landlord up to the time of such termination of this Lease, or of such recovery of possession of the Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 26.

25.02.       In the event of a breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

25.03.       If this Lease shall terminate under the provisions of Article 24, or if Landlord shall re-enter the Premises under the provisions of this Article, or in the event of the termination of this Lease, or of reentry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such moneys shall be credited by Landlord against any Fixed Rent or additional rent due from Tenant at the time of such termination or re-entry or, at Landlord’s option, against any damages payable by Tenant under Article 26 or pursuant to law.

ARTICLE 26

Damages

26.01.       If this Lease is terminated under the provisions of Article 24, or if Landlord shall re-enter the Premises under the provisions of Article 25, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall, upon demand, pay to Landlord as damages a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord equals the aggregate (discounted at the rate of [***] to date of such termination or reentry) of the Fixed Rent and the additional rent payable hereunder which would have been payable by Tenant (conclusively presuming the additional rent to be the same as was payable for the year immediately preceding such termination) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, had this Lease not so terminated or had Landlord not so re-entered the Premises; provided, however, that if Landlord shall re-let the Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, which shall be equal to the gross rents as and when received (and if such rent is paid in advance, it will be discounted at [***] by Landlord from such re-letting, less the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Premises and in securing possession thereof, as well as the expenses of re-letting, including altering and preparing the Premises for new tenants, brokers’ commissions, and all other expenses properly chargeable against the Premises and the rental thereof for the remaining portion of the Term of the Lease. Any such re-letting may be for a period shorter or longer than the remaining Term of this Lease but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder. If the Premises or any part thereof should be re-let in combination with other space, the rent received from such re-letting and the expenses of re-letting shall be apportioned on a square foot basis.

26.02.       Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term of this Lease would have expired if it had not been terminated, or had Landlord not re-entered the Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant for any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

ARTICLE 27

Waivers

27.01.       Tenant, on behalf of itself and any and all persons claiming through or under Tenant, including creditors of all kinds, does hereby waive and surrender all right and privilege which they or any of them might have under or by reason of any present or future law, to redeem the Premises or to have a continuance of this Lease for the Term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.

27.02.       In the event that Tenant is in arrears in payment of rent hereunder, Tenant agrees that Landlord may apply any payments made by Tenant to any items it sees fit, irrespective of and notwithstanding any designation or request by Tenant as the items against which any such payments shall be credited.

27.03.       Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of landlord and tenant, Tenant’s use or occupancy of the Premises, including any claim of injury or damage, or any emergency or other statutory remedy with respect thereto. Tenant also waives the provisions of any law relating to notice and/or delay in levy of execution in case of an eviction or dispossess, and of any other law of like import now or hereafter in effect. If Landlord commences any summary proceeding, Tenant agrees that Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding.

27.04.       The provisions of this Lease shall be considered express agreements governing the services to be furnished by Landlord, and Tenant agrees that any laws and/or requirements of public authorities, now or hereafter in force, shall have no application in connection with any enlargement of Landlord’s obligations with respect to such services.

ARTICLE 28

No Other Waivers or Modifications

28.01.       The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. No executory agreement hereafter made between Landlord and Tenant shall be effective to change, modify, waive, release, discharge, terminate in whole or in part, unless such executory agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge or termination is sought.

28.02.       The following specific provisions of this Section shall not be deemed to limit the generality of Section 28.01: (a) No agreement to accept a surrender of all or any part of the Premises shall be valid unless in writing and signed by Landlord; (b) The receipt by Landlord of rent with knowledge of breach of any obligation of this Lease shall not be deemed a waiver of such breach; and (c) No payment by Tenant or receipt by Landlord of a lesser amount than the correct fixed rent or additional rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy in this Lease or at law provided.

ARTICLE 29

Curing Tenant’s Defaults, Additional Rent

29.01.       If Tenant shall default in the performance of any of Tenant’s obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, (a) without notice, in a case of emergency, and (b) in any other case, only if such default continues after the expiration of (i) thirty (30) days from the date Landlord gives Tenant notice of intention so to do, or (ii) the applicable grace period provided in this Lease for cure of such default, whichever occurs later.

29.02.       Bills for expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all actual and reasonable costs, actual and reasonable expenses and actual and reasonable disbursements of every kind and nature whatsoever, including reasonable counsel fees, involved in collecting or endeavoring to collect the Fixed Rent, additional rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this Lease, or pursuant to law, including any such actual and reasonable cost, actual and reasonable expense and actual and reasonable disbursement involved in instituting and prosecuting summary proceedings, as well as bills for any property, material, labor or services provided, furnished or rendered, by Landlord or at its instance to Tenant, may be sent by Landlord to Tenant monthly, or immediately, at Landlord’s option, and shall be due and payable with the next monthly installment of rent in accordance with the terms of such bills

ARTICLE 30

Parties Bound

30.01.       The obligations of this Lease shall bind and benefit the successors and assigns of the Parties with the same effect as if mentioned in each instance where a party is named or referred to, except that no violation of the provisions of Article 35 shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article shall not be construed as modifying the conditions of limitation contained herein. However, the obligations of Landlord under this Lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Buildings as owner or Tenant thereof and delivery of written notice of such transfer to Tenant and in the event of such transfer and notice said obligations shall thereafter be binding upon each transferee of the interest of Landlord herein named as such owner or Tenant of the Buildings, but only with respect to the period ending with a subsequent transfer within the meaning of this Article.

30.02.       Tenant shall look only to Landlord’s estate and interest in the Premises, for the satisfaction of Tenant’s remedies or the collection of a judgment (or other judicial process) requiring the payment of money by Landlord hereunder, and no other property or assets of such Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of landlord and tenant hereunder or Tenant’s use or occupancy of the Premises. In no event, and under no circumstances, shall Landlord or any officer, employee, agent or principal (disclosed or undisclosed) of Landlord have any personal liability or monetary obligation of any kind under or pursuant to this Lease.

ARTICLE 31

Notices

31.01.       Except as otherwise provided in this Lease, a notice or communication which Landlord may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if in writing, sent by registered or certified mail or overnight courier addressed to Tenant at Tenant’s address stated on the first page of this Lease and the time of the giving of such notice or communication shall be deemed to be upon receipt if personally delivered, two (2) business days after mailing if mailed and on the next business day if sent by overnight courier. Any notice by Tenant to Landlord must be served by registered or certified mail or overnight courier addressed to Landlord at the address first hereinabove given, Attention: Director, Global Real Estate or at such other address as Landlord shall designate by written notice. Either party hereto may change its mailing address by giving notice to the other pursuant to the provisions of this Article.

31.02       Tenant shall promptly notify Landlord in writing of any change in the ownership of Tenant, any appointment or removal of directors of Tenant or any material change in the immigration status of the shareholders, officers or directors of Tenant.

ARTICLE 32

Estoppel Certificate, Memorandum

32.01.       Tenant agrees, at any time and from time to time, as requested by Landlord, upon not less than fifteen (15) days’ prior written notice, to execute and deliver to Landlord a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force as modified and stating the modifications), certifying the dates to which the fixed rent and additional rent have been paid, and stating whether or not, to the best knowledge of Tenant, the other party is in default in performance of any of his obligations under this Lease, and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by others with whom the party requesting such certificate may be dealing.

ARTICLE 33

Quiet Enjoyment

33.01.       So long as Tenant pays all of the Fixed Rent and additional rent due hereunder and performs all of Tenant’s other obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Premises during the Term of this Lease, subject nevertheless to its performance of its obligations under this Lease.

ARTICLE 34

No Other Representations, Construction, Governing Law, Inability to Perform

34.01.       Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement which may be made between the Parties concurrently with the execution and delivery of this Lease and shall expressly refer to this Lease. This Lease and said other written agreement(s) made concurrently herewith, if any, are hereinafter referred to as the “Lease Documents.” It is understood and agreed that all understandings and agreements heretofore had between the Parties are merged in the Lease Documents, which alone fully and completely express their agreement and that the same are entered into after full investigation, neither party relying upon any statement or representation made by the other and not embodied in the Lease Documents.

34.02.       If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of said provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

34.03.       This Lease shall be governed in all respects by the laws of the State of Texas.

34.04.       This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strike or labor troubles or any outside cause whatsoever, including but not limited to governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency or other like cause beyond Landlord’s reasonable control.

ARTICLE 35

Assignment, Mortgaging, Subletting

35.01.      (a) Tenant covenants and agrees for Tenant and its successors, assigns and legal representatives, that neither this Lease nor the Term and estate hereby granted, nor any part hereof or thereof, will be assigned, mortgaged, pledged, encumbered or otherwise transferred (whether voluntarily, involuntarily, by operation of law or otherwise), and that neither the Premises, nor any part thereof, will be encumbered in any manner by reason of any act or omission on the part of Tenant, or will be used or occupied, or permitted to be used or occupied, other than as hereinbefore set forth, or will be sublet, without the prior written consent of Landlord in every case. A transfer of fifty percent (50%) or greater interest (whether stock, partnership interest or otherwise) of Tenant shall be deemed to an assignment of this Lease, whether such transfer occurs in one transaction or in any series of transactions within a fourteen-month period. Landlord may assign this Lease, or any part thereof, at its sole discretion without the consent of Tenant. Upon such assignment, Landlord will be released from any and all obligations and liabilities contained herein other than its environmental indemnity and other indemnity obligations to Tenant set forth in this Lease.

(b) Notwithstanding the foregoing provisions of this Article 35 to the contrary, Tenant may, without Landlord's approval or consent (i) assign this Lease in its entirety to any Affiliate of Tenant (as defined below), subject to the following conditions: (A) such assignment is not a subterfuge by Tenant to avoid its obligations under this Lease, (B) the Affiliate shall continue to use the Premises for the Use set forth in this Lease; (C) Tenant gives Landlord prior notice of any such assignment or other transaction, (D) any such assignment shall be subject and subordinate to all of the terms and provisions of this Lease, and any assignee under an assignment of this Lease shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord prior to the effective date of such assignment, all the obligations of Tenant under this Lease; and (E) such assignment shall not relieve Tenant from any of its obligations under this Lease. As used herein: (x) an "Affiliate" shall mean (I) a parent or subsidiary of Tenant, (II) any person or entity which controls, is controlled by or is under common control with Tenant, (III) any entity which purchases all or substantially all of the assets and/or stock or ownership interests of Tenant, or (IV) any entity into which Tenant is merged or consolidated; and (y) "control" shall mean the possession, direct or indirect, of the power to cause the direction of the management and policies of a person or entity, or ownership of any sort, whether through the ownership of voting securities, by contract or otherwise.

35.02.       Each subletting pursuant to this Article 35 shall be subject to all the covenants, agreements, terms, provisions and conditions contained in this Lease. Tenant shall promptly furnish to Landlord a copy of each such sublease. Tenant covenants and agrees that, notwithstanding such assignment or any such subletting to any subtenant and/or acceptance of rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the Fixed Rent and additional rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed. Tenant further covenants and agrees that notwithstanding any such assignment or subletting, no other and further assignment, underletting or subletting of the Premises or any part thereof shall or will be made except upon compliance with and subject to the provisions of this Article 35.

35.03.       If this Lease is assigned, or if the Premises or any part thereof is sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver by Landlord of any of Tenant’s covenants contained in this Article 35 or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained.

35.04        Regardless of Landlord’s consent, the following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be included in subleases:

(a)           Tenant hereby assigns and transfers to Landlord as security all of Tenant’s interest in all rentals and income arising from any sublease heretofore or hereafter made by Tenant, and Landlord may collect such Rent and income and apply same toward Tenant’s obligations under this Lease; provided, however, that until a default shall occur in the performance of Tenant’s obligations under this Lease, Tenant may receive, collect and enjoy the Rents accruing under such sublease. Landlord shall not, by reason of this or any other assignment of such sublease to Landlord or by reason of the collection of the Rents from a subtenant, be deemed liable to the subtenant for any failure of Tenant to perform and comply with any of Tenant’s obligations to such subtenant under such sublease. Tenant hereby irrevocably authorizes and directs any such subtenant, upon receipt of a written notice from Landlord stating that a default exists in the performance of Tenant’s obligations under this Lease, to pay to Landlord the Rents due and to become due under the sublease. Tenant agrees that such subtenant shall have the right to rely upon any such statement and request from Landlord, and that such subtenant shall pay such Rents to Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Tenant to the contrary. Tenant shall have no right or claim against such subtenant or Landlord for any such Rents so paid by said subtenant to Landlord except to the extent the payments exceed Tenant’s obligations to Landlord under this Lease.

(b)            No sublease entered into by Tenant shall be effective unless and until it has been approved in writing by Landlord. In entering into any sublease, Tenant shall use only such form of sublease as is satisfactory to Landlord, and once approved by Landlord, such sublease shall not be changed or modified without Landlord’s prior written consent and an executed copy of such sublease shall be provided to Landlord upon execution. Any subtenant shall, by reason of entering into a sublease under this Lease, be deemed, for the benefit of Landlord, to have assumed and agreed to conform and comply with each and every obligation herein to be performed by Tenant other than such obligations as are contrary to or inconsistent with provisions contained in a sublease to which Landlord has expressly consented in writing.

(c)            If Tenant’s obligations under this Lease have been guaranteed by third parties, then a sublease and Landlord’s consent thereto, shall not be effective unless said guarantors give their written consent to such sublease and the terms thereof.

35.05.       The consent by Landlord to any subletting shall not release Tenant from its obligations or alter the primary liability of Tenant to pay the Rent and perform and comply with all of the obligations of Tenant to be performed under this Lease.

35.06.       The consent by Landlord to any subletting shall not constitute consent to any subsequent subletting by Tenant or to any assignment or subletting by the subtenant. However, Landlord may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Tenant or anyone else liable on the Lease or sublease and without obtaining their consent and such action shall not relieve such persons from liability.

35.07.       In the event of any default under this Lease, Landlord may proceed directly against Tenant, any guarantors or anyone else responsible for the performance of this Lease, including the subtenant, without first exhausting Landlord’s remedies against any other person or entity responsible therefor to Landlord, or any security held by Landlord or Tenant.

35.09        In the event Tenant shall default in the performance of its obligations under this Lease, Landlord, at its option and without any obligation to do so, may require any subtenant to attorn to Landlord, in which event Landlord shall undertake the obligations of Tenant under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Landlord shall not be liable for any prepaid Rents or Security Deposit paid by such subtenant to Tenant or for any other prior defaults of Tenant under such sublease.

35.10.       Each and every consent required of Tenant under a sublease shall also require the consent of Landlord.

35.11.       No subtenant shall further assign or sublet all or any part of the Premises without Landlord’s prior written consent.

35.12.       Landlord’s written consent to any subletting of the Premises by Tenant shall not constitute an acknowledgment that no default then exists under this Lease of the obligations to be performed by Tenant nor shall such consent be deemed a waiver of any then existing default, except as may be otherwise stated by Landlord at the time.

35.13.       With respect to any subletting to which Landlord has consented, Landlord agrees to deliver a copy of any notice of default by Tenant to the subtenant. Such subtenant shall have the right to cure a default of Tenant within ten (10) days after service of said notice of default upon such subtenant, and the subtenant shall have a right of reimbursement and offset from and against Tenant for any such defaults cured by the subtenant.

35.14.       Attorney’s Fees. In the event Tenant shall assign or sublet the Premises or request the consent of Landlord to any assignment or subletting or if Tenant shall request the consent of Landlord for any act Tenant proposes to do then Tenant shall pay Landlord’s reasonable attorneys’ fees incurred in connection therewith.

ARTICLE 36

Signage

36.01.       Tenant may have signage on the Buildings and monument signage. The size, placement and location of the signage shall be subject to the Landlord’s approval, which shall not be unreasonably withheld.

ARTICLE 37

Reserved

ARTICLE 38

Reserved

ARTICLE 39

Common Areas

39.01.       All parking areas, roads, truck ways and driveways, entrances and exits thereto, signs, shipping and other areas, improvements, utility infrastructure, and other facilities designated as shared facilities as outlined in Exhibit A-3 (herein sometimes referred to as "Common Areas") will be available for Tenant’s non-exclusive use for ingress and egress, as well as parking and other approved and/or reasonable uses, in a manner compatible with use by other tenants of Landlord. Except for temporary interruptions, Landlord shall not materially diminish, reconfigure or otherwise deprive Tenant from use of the Common Areas necessary for its Use of the Premises.

39.02.       Tenant agrees to pay to Landlord, in each Landlord fiscal year and as additional rent throughout the Term hereof, Tenant's Pro-Rata Share (as such term is reasonably determined by Landlord), of the "Annual Common Area Operating Cost" (as hereafter defined). As used in this Lease, the term "Annual Common Area Operating Cost" shall mean the total of all reasonable costs and expenses of every kind and nature incurred in each fiscal year by Landlord, with respect to assets shared by the Parties and not otherwise maintained by Tenant in a manner determined by Landlord, in its sole discretion, to be reasonable and appropriate.

ARTICLE 40

Miscellaneous

40.01.       Notwithstanding anything contained in this Lease to the contrary, Tenant covenants and agrees that Tenant will not use the Premises or any part thereof, or permit the Premises or any part thereof to be used, for any purpose other than the specific Use permitted under Article 2 herein.

40.02.       Each of Landlord and Tenant represents and warrants to the other that the representing party has had no dealings or negotiations with any broker or agent in connection with the consummation of this Lease. Tenant shall pay, hold harmless and indemnify the Landlord from and against any and all cost, expense (including reasonable attorneys’ fees) or liability for any compensation, commissions or charges claimed by any broker or agent claiming that it has been engaged by the Tenant with respect to this Lease or the alleged negotiation thereof.

40.03.       At Landlord’s request, Tenant shall deliver to Landlord a copy, certified by an officer of Tenant as being a true and correct copy, of Tenant’s most recent audited financial statement, or, if unaudited, certified by Tenant’s chief financial officer as being true, complete and correct in all material respects. Tenant hereby authorizes Landlord to obtain one or more credit reports on Tenant at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report.

40.04.       The Article headings of this Lease are for convenience only and are not to be given any effect whatsoever in construing this Lease.

40.05.       This Lease shall not be binding upon Landlord or Tenant unless and until it is signed by Landlord and Tenant and a fully signed copy thereof is delivered by Landlord to Tenant.

40.06.       Any words, phrases, clauses and the like which have been deleted from this Lease prior to execution (including, but not limited to, altering or crossing out, obliterating words by “white out” or otherwise) shall be of no force or effect, unless such deletion has been initialed by both Parties. In this regard, deleted Lease language shall not be used to interpret the intent of the Parties with respect to any obligation arising out of the landlord-tenant relationship even if the rest of this Lease is silent or ambiguous about a particular obligation; for all intents and purposes, the deleted Lease language shall be ignored.

40.07.       The submission of this lease for examination does not constitute a reservation of or option for the Premises and this Lease becomes effective as a lease only upon execution and delivery thereof by Landlord and Tenant.

40.08.       Tenant shall not record this Lease without the written consent of Landlord. If requested by Landlord or Tenant, a memorandum or short form Lease mutually acceptable to both parties shall be executed and recorded at the expense of the party so desiring said recording.

[Signature Pages Follow]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the date first above written.

LANDLORD

Alcoa USA Corp.

By:	/s/ Mark A. Stiffler

Name:	Mark A. Stiffler

Title:	Vice President

TENANT

Dory Creek, LLC

By:	/s/ Xiaojing Guo

Name:	Xiaojing Guo

Title:	General Manager

EXHIBIT  A-1

Description  of  the  Land

[***]

EXHIBIT  A-2

Description  of  the  Buildings

[***]

EXHIBIT  A-3

Private  User  Network

[***]

EXHIBIT  A-4

Common  Areas

[***]

EXHIBIT  B

Tenant's  Documentation

[***]

EXHIBIT  C

Landlord's  Work

[***]

EXHIBIT  D

Approved  Tenant  Work

[***]

GUARANTY

[***]